SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CAPELLA EDUCATION COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2016

PROXY STATEMENT

& NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 22, 2016

Dear Fellow Capella Shareholder:

I invite you to join us for our annual shareholder meeting to be held in our corporate headquarters building at 9:00 a.m. Central Time on Tuesday, May 3, 2016 at Capella Tower, 225 South 6th Street, 3rd Floor Business Center, Minneapolis, Minnesota 55402.

The attached notice of annual meeting and proxy statement describe the business to be conducted at the annual meeting.

Solid 2015 financial results. In 2015, Capella achieved its fourth consecutive year of annual new enrollment growth and improved early cohort persistence, contributing to Capella’s second consecutive year of positive total enrollment and revenue growth. Capella’s success in the face of a difficult market environment attests to the value of Capella’s differentiated position as an innovative leader in online, competency-based education, with a culture focused on execution and a quality learner experience.

High performance standards. Our continued growth in revenue, operating income, and learner persistence scores affirm that high standards yield positive results over time. We met our three-year target goal for cumulative revenue, and exceeded our three-year target goal for operating income. We believe that the success of our learners and the long-term return to our shareholders are directly linked, as we pursue our goal of sustainable long-term growth through differentiation via innovation.

Your vote is important to us. We urge you to promptly vote and submit your proxy via the Internet or by signing, dating and returning your proxy card. Detailed instructions are on the next two pages of this proxy statement.

I hope that you will be able to attend the meeting and I would like to thank you on behalf of the Board of Directors for your support of Capella Education Company.

Sincerely,

J. Kevin Gilligan
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Capella Tower ● 225 South Sixth Street, Ninth Floor ● Minneapolis, MN 55402

Notice of Annual Meeting of the Shareholders

To the Shareholders:

The 2016 Annual Meeting of Shareholders of Capella Education Company will be held at the following location and for the following reasons:

Tuesday, May 3, 2016, at 9:00 a.m. Central Time

Capella Tower 225 South 6th Street 3rd Floor Business Center Minneapolis, Minnesota 55402
1.

To elect the following eleven individuals to our Board of Directors, to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified: Rita D. Brogley, H. James Dallas, Matthew W. Ferguson, J. Kevin Gilligan, Michael A. Linton, Michael L. Lomax, Jody G. Miller, Stephen G. Shank, David W. Smith, Jeffrey W. Taylor and Darrell R. Tukua.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.	To submit an advisory vote on the executive compensation of our Named Executive Officers (Say on Pay).
4.	To re-approve the Capella Education Company Incentive Bonus Plan, as amended.
5.	To transact other business that may properly be brought before the meeting.
Only shareholders of record at the close of business on March 7, 2016 are entitled to receive notice of and vote at the meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF TWO WAYS:
VIA THE INTERNET Visit the web site listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

By Order of the Board of Directors,

Renee L. Jackson
SECRETARY

Minneapolis, Minnesota

March 22, 2016

Voting Methods

The accompanying proxy statement describes important issues affecting Capella Education Company. If you are a shareholder of record, you have the right to vote your shares through the Internet or by mail. You also may revoke your proxy any time before the annual meeting. Internet voting is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.	BY INTERNET
	a.	Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. (ET) on May 2, 2016.
	b.	Please have your Notice or proxy card available and follow the instructions provided to obtain your records and to create an electronic voting instruction form.
2.	BY MAIL (if you vote by Internet, please do not mail your proxy card)
	a.	If you received a Notice, first request a paper copy of the proxy materials as directed in the Notice.
	b.	Mark, sign and date your proxy card.
	c.	Return it in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. You will receive a Notice Regarding the Availability of Proxy Materials that will tell you how to access our proxy materials on the Internet and vote your shares over the Internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights of information contained elsewhere in our proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before you vote.

2016 Director Nominees

Name	Age	Director Since	Independent	Committee Memberships
				Audit	Comp	Gov	Finance	Executive
Rita D. Brogley	50	2014	Yes		✓	✓		✓
H. James Dallas	57	2015	Yes	✓		✓		✓
Matthew W. Ferguson(1)	49	2014	Yes	✓			✓	✓
J. Kevin Gilligan	61	2009	No
Michael A. Linton	59	2010	Yes	✓	Chair			✓
Michael L. Lomax	68	2010	Yes			✓		✓
Jody G. Miller	58	2003	Yes			Chair	✓	✓
Stephen G. Shank	72	1991	No				✓
David W. Smith(2)	71	1998	Yes		✓	✓		Chair
Jeffrey W. Taylor(1)	62	2002	Yes	✓	✓		Chair	✓
Darrell R. Tukua(1)	62	2004	Yes	Chair			✓	✓

(1)	Qualifies as an audit committee financial expert.
(2)	Serves as our Lead Independent Director.

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PROXY STATEMENT SUMMARY

Financial Results Under Incentive Plans

The charts below compare fiscal 2013, 2014 and 2015 results under financial performance metrics that are used in determining payouts under our annual incentive plan and our long-term cash incentive plan. Note that these financial measures differ from the comparable GAAP measures reported in our financial statements, as the measures below are adjusted to exclude the impact of certain events.

In 2015, we achieved our second consecutive year of total revenue growth with year-over-year revenue increasing by 2.0 percent to $430.3 million. For 2015, operating income improved by $1.1 million, or 1.7 percent, to $67.0 million.

(1)	For 2015, there were no adjustments to GAAP operating income. For 2014, adjusted operating income excludes the impact of a lease amendment charge and the associated benefits of lower lease expense. For 2013, adjusted operating income excludes the impact of a special equity award for our CEO.

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PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Our compensation program is designed to offer competitive pay for performance aligned with our short- and long-term business strategies. We are committed to a compensation program that aligns with long-term shareholder value, reflects best practices and conforms to evolving regulatory requirements.

We emphasize variable and performance-based compensation for our executive officers, with approximately 79% of the target total direct compensation opportunity being variable or tied to long-term incentives for our Chief Executive Officer and 63% for our other Named Executive Officers.

Some highlights of our compensation best practices and governance include:

☑	Maintaining a rigorous process for making and evaluating pay decisions

☑	Emphasizing variable and performance-based compensation

☑	Balancing compensation risk and reward

☑	Regularly monitoring our share utilization under our equity plans

☑	Maintaining robust stock ownership guidelines for our executives and directors

☑	Maintaining a compensation clawback policy

☑	Providing severance benefits in connection with a change-in-control only upon a “double trigger”

☑	Retaining an independent compensation consultant

☑	Complying with United States Department of Education incentive compensation regulations

☑	Prohibiting tax gross-ups for change of control payments and perquisites

☑	Prohibiting the repricing of options or the “timing” of equity grants

For a more detailed discussion regarding the compensation of our Named Executive Officers, please see our Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

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PROXY STATEMENT SUMMARY

Corporate Governance Practices

We are committed to meeting high standards of ethical behavior, corporate governance and business conduct. Some of our corporate governance best practices include:

Board Composition and Accountability

■	All director nominees, other than Mr. Gilligan and Mr. Shank, are independent under the NASDAQ Stock Market standards of independence (page 11)

■	Executive, audit, compensation and governance committees consist solely of independent directors (page 12)

■	Our Lead Independent Director—Mr. Smith—has extensive responsibilities (page 14)

■	Annual Board evaluations and review of Board leadership structure by directors

■	Periodic evaluation of all individual Board members

■	Experienced, diverse Board membership (page 8)

■	Independent directors meet in executive session at every regularly scheduled Board meeting (page 13)

■	Continual Board refreshment, with three independent directors serving five or fewer years (page 15)

■	Annual election of Lead Independent Director and committee chairs

■	Strong board leadership in the oversight of enterprise risk (page 15)

■	Prohibition on hedging or pledging of our securities by directors or executive officers (page 24)

Shareholder Rights

■	Annual elections for all directors (page 8)

■	Active shareholder engagement program

■	Single class of outstanding voting stock

■	10% threshold for special meetings – shareholders holding 10% or more (25% or more if business combination) of our outstanding stock have the right to call a special meeting

■	No poison pill

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PROXY STATEMENT SUMMARY

Proposals for the Annual Meeting

Proposal		Page	Board Recommendation
1.	Election of Directors You are being asked to elect eleven directors. Each of the nominees is standing for election to hold office until the 2017 Annual Meeting of Shareholders.	8	“FOR” each nominee
2.	Independent Registered Public Accounting Firm Ratification You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. A representative of Ernst & Young will be present at the meeting to respond to appropriate questions from shareholders.	17	“FOR”
3.	Say on Pay You are being asked to give advisory approval of compensation paid to our Named Executive Officers. This advisory vote is held on an annual basis.	21	“FOR”
4.	Incentive Bonus Plan You are being asked to re-approve the Capella Education Company Incentive Bonus Plan, as amended.	44	“FOR”

Voting Your Shares

Who May Vote:	Shareholders of record as of the close of business on March 7, 2016.
Voting Online:

Registered holders can go to proxyvote.com and follow the instructions. If you hold your shares in street name, please follow the instructions found on your voting instruction form. Please have your Notice or proxy card available.

Voting by Mail:	Complete, sign and date the proxy card and return it in the envelope that was provided in the proxy statement mailing package.
Voting in Person:

If you choose to attend the annual meeting in person, you will be asked to present photo identification and evidence that you own our common shares before entering the meeting. If you want to vote shares that you hold in street name in person at the annual meeting, you must bring a legal proxy in your name from the broker, bank or other nominee that holds your shares. Even if you plan to attend the annual meeting, we encourage all shareholders to vote in advance of the meeting.

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GENERAL INFORMATION

General Information

The enclosed proxy is being solicited by our Board of Directors for use in connection with the annual meeting of shareholders to be held on Tuesday, May 3, 2016 at the Capella Tower, 225 South 6th Street, 3rd Floor Business Center, Minneapolis, Minnesota 55402, commencing at 9:00 a.m. Central Time and at any adjournments thereof. Our telephone number is (888) 227-3552. The mailing of this proxy statement and our Board of Directors’ form of proxy to shareholders, or a Notice Regarding the Availability of Proxy Materials, will commence on or about March 22, 2016.

Availability of Proxy Materials

As permitted by rules of the SEC, we are making our proxy materials, which include our notice of annual meeting, proxy statement and annual report, available to certain of our shareholders over the Internet. Any shareholder who holds shares of our common stock in an account at a brokerage firm, bank or similar organization will receive a Notice Regarding the Availability of Proxy Materials by mail from the organization holding the shareholder’s account. The Notice contains instructions on how these shareholders can access our proxy materials and vote their shares over the Internet. These shareholders will not receive proxy materials by mail unless they specifically request that printed copies of the proxy materials be sent to them. The Notice tells these shareholders how to make such a request.

Any shareholder whose shares are registered directly in the shareholder’s name with our transfer agent, Wells Fargo Bank, N.A., will continue to receive a printed copy of the proxy materials by mail.

Record Date and Quorum

Only shareholders of record at the close of business on March 7, 2016 will be entitled to vote at the annual meeting or any adjournment. At the close of business on the record date, we had 11,729,526 shares of our common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Voting of Proxies

Proxies voted through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, or in the accompanying form that are properly signed and duly returned to us, and not revoked, will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice to one of our officers in writing of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

Shareholder Proposals

We must receive shareholder proposals intended to be presented at the 2017 Annual Meeting of Shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than November 22, 2016. We must receive any other shareholder proposals intended to be presented at the 2017 Annual Meeting of Shareholders at our principal executive office no earlier than January 3, 2017 and no later than February 2, 2017.

Quorum

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.

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GENERAL INFORMATION

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Impact of Abstention	Impact of Broker Non- Vote
Proposal 1—Election of eleven directors	Plurality of votes cast	No	N/A	N/A
Proposal 2—Ratification of independent registered public accounting firm for fiscal year 2016	Majority of the shares entitled to vote and present in person or represented by proxy(1)	Yes	Against	N/A
Proposal 3—Advisory vote on executive compensation	We will consider our shareholders to have approved our executive compensation if the number of votes FOR exceeds the number of votes AGAINST	No	None	None
Proposal 4—Re-approve the Capella Education Company Incentive Bonus Plan, as amended	Majority of the shares entitled to vote and present in person or represented by proxy(1)	No	Against	None

(1)	So long as the number of shares voted exceeds 25% of our outstanding shares.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees or vote FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The eleven nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than eleven directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN.

Adjournment of Meeting

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies.

Shares Held in Street Name

The only proposal on which your broker has discretionary authority to vote your shares is Proposal 2 regarding the ratification of our independent registered public accounting firm. On any other proposal, your broker does not have discretionary authority to vote your shares. If your shares are held in street name and you do not provide instructions as to how your shares are to be voted on Proposal 1, 3 or 4, your broker or other nominee will not be able to vote your shares on that matter. Accordingly, we urge you to direct your broker or nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

Expenses of Soliciting Proxies

We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation electronically or by the use of mail, certain directors, officers and regular employees may solicit proxies by telephone or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock, and we will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

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PROPOSAL NO. 1

Proposal No. 1—Election of Directors

Composition of Our Board of Directors

Our bylaws provide that our business will be managed by or under the direction of a Board of Directors. The number of directors constituting our Board of Directors is determined from time to time by our Board of Directors. Our Board currently consists of eleven members. Each director will be elected at the annual meeting to hold office until the next annual shareholders’ meeting or the director’s resignation or removal. Upon the recommendation of the Governance Committee of the Board of Directors, the Board has nominated the eleven persons named below for election as directors. Proxies solicited by our Board of Directors will, unless otherwise directed, be voted to elect the eleven nominees named below to constitute the entire Board of Directors.

Directors and Director Nominees

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director of our company.

Rita D. Brogley, age 50

Director since 2014

Ms. Brogley is currently a member of the Board of Directors of Magnetic, a digital media company based in New York. Ms. Brogley served as President and CEO of MyBuys, a marketing technology company, from 2012 until its merger with Magnetic in 2015. Prior to joining MyBuys, from 2008 to 2011, Ms. Brogley was the CEO of Amadesa, a technology provider of website testing and optimization. From 2000 to 2002, she served as the President and CEO of Moxi Digital. Ms. Brogley served as Director of Business Development and Marketing Europe for Microsoft TV from 1997 to 2000 and was a management consultant with Bain and Company from 1995 to 1997. Ms. Brogley earned a B.S. from Northwestern University and an M.B.A. from the Harvard Business School. Ms. Brogley is an experienced executive and entrepreneur in both early stage and large public companies, and she has extensive knowledge of strategy, eCommerce, marketing analytics and business development.

H. James Dallas, age 57

Director since 2015

Mr. Dallas retired in 2013 as Senior Vice President of Quality and Operations at Medtronic, Inc., a global medical technology company. Mr. Dallas, who joined Medtronic in 2006, had previously served as Medtronic’s Senior Vice President and Chief Information Officer. Prior to joining Medtronic, Mr. Dallas was Vice President and Chief Information Officer at Georgia-Pacific Corporation, a maker of forest products. At Georgia Pacific, Mr. Dallas held a series of progressively more responsible information technology and operating roles. Mr. Dallas is a member of the Board of Directors of KeyCorp, a publicly held bank holding company. Mr. Dallas earned a B.S. from the University of South Carolina and an M.B.A. from Emory University. He has significant experience with information technology, information technology security and data privacy and a strong background in operational risk management and strategy.

Matthew W. Ferguson, age 49

Director since 2014

Mr. Ferguson is currently the CEO of CareerBuilder, an online recruiting service and global human capital solutions company, a position he has held since 2004. Previously, he served as CareerBuilder’s Chief Operating Officer and Senior Vice President from 2000 to 2004. Mr. Ferguson is a member of the Board of Directors of Echo Global, a publicly held provider of technology-enabled transportation and supply chain management services. Mr. Ferguson earned a B.A. from Indiana University, a J.D. from Northwestern University and an M.B.A. from the University of Chicago. Mr. Ferguson has extensive executive experience in dynamic, high-growth operating environments, and he has expertise in strategy, strategic business development and talent and workforce management.

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PROPOSAL NO. 1

J. Kevin Gilligan, age 61

Chief Executive Officer and Director since 2009

Mr. Gilligan joined our company in March 2009 to serve as our Chief Executive Officer and as a member of our Board of Directors. In February 2010, he was appointed Chairman of our Board of Directors. Mr. Gilligan was previously the Chief Executive Officer of United Subcontractors, Inc., a nationwide construction services company, from 2004 until February 2009. United Subcontractors voluntarily filed for Chapter 11 bankruptcy on March 31, 2009 and emerged from the bankruptcy proceedings on June 30, 2009. From 2001 to 2004, Mr. Gilligan served as President and Chief Executive Officer of the Automation and Control Solutions Group of Honeywell International, a diversified technology and manufacturing company. From 2000 to 2001, Mr. Gilligan served as President of the Home and Building Control Division of Honeywell International. He also served as President of the Solutions and Services Division of Honeywell International from 1997 to 1999 and as Vice President and General Manager of the North American Region of the Home and Building Control Division from 1994 to 1997. Mr. Gilligan is a member of the board of directors for Graco Inc., a publicly held manufacturer and supplier of fluid handling equipment, and from September 2004 until February 2009 was a member of the board for ADC Telecommunications, Inc., a publicly held global supplier of network infrastructure. Mr. Gilligan earned a B.A. from Boston College. He is an experienced leader of large service organizations, with strong skills in strategic planning and operational execution.

Michael A. Linton, age 59

Director since 2010

Mr. Linton is the Enterprise Chief Marketing Officer for Farmers Group, Inc., one of the largest personal lines insurance carriers in the U.S., a position he has held since October 2011. Mr. Linton served as the Executive Vice President, Marketing for FMN Technologies, an early stage technology advertising start-up in Silicon Valley, from September 2010 to September 2011. From March 2009 to September 2010, Mr. Linton was a consultant, advisor and columnist for Forbes.com, an online business periodical. From December 2006 to March 2009, he served as Senior Vice President, Chief Marketing Officer and as a General Manager for eBay, an online marketplace. Previously, he was the Executive Vice President, Chief Marketing Officer for Best Buy Corporation, a specialty retailer of consumer-electronics and related products and services, from January 1999 to August 2006. Mr. Linton also served as a Director on the Board of Peet’s Coffee and Tea, a premier specialty coffee and tea company from March 2005 to October 2012 and as a Director on the Board of Support.com, a company providing online technology services, from February 2010 through May 2014. He earned an M.B.A. from The Fuqua School of Business at Duke University in Durham, North Carolina and a B.S. in Business Administration from Bowling Green State University in Bowling Green, Ohio. Mr. Linton has extensive executive leadership experience and a strong background in marketing, brand development and digital businesses.

Michael L. Lomax, age 68

Director since 2010

Dr. Lomax is the President and CEO of the United Negro College Fund, a minority education organization, serving in this role since 2004. He previously served as President of Dillard University in New Orleans from 1997 to 2004. In addition, Dr. Lomax served as a Director of Whitney Holding Corporation and Whitney National Bank from 2002 to 2011. He has also served on numerous Boards of Directors, including Emory University, Teach for America, The Council of Independent Colleges, The National Alliance for Public Charter Schools and the KIPP Foundation, the nation’s largest charter school network. Dr. Lomax earned a PhD in American and Afro-American Literature from Emory University in Atlanta, an M.A. in English Literature from Columbia University in New York and a B.A. in English from Morehouse College in Atlanta. Dr. Lomax has been a leader in the education field for over 30 years and has extensive experience with learning transformation, access and accountability.

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PROPOSAL NO. 1

Jody G. Miller, age 58

Director since 2003

Ms. Miller serves as CEO of the Business Talent Group, a company providing independent professionals for project-based assignments, which she founded in 2007. From 2000 through 2007, Ms. Miller was a venture partner with Maveron LLC, a Seattle-based venture capital firm. From 1995 to 1999, Ms. Miller held various positions at Americast, a digital video and interactive services partnership, including as Acting President and Chief Operating Officer, Executive Vice President, Senior Vice President for Operations and Consultant. From 1993 to 1995, Ms. Miller served in the White House as Special Assistant to the President with the Clinton Administration. Ms. Miller is a member of the Board of Directors of the National Campaign to Prevent Teen and Unwanted Pregnancy, a not-for-profit program. In 2009, Ms. Miller joined the Board of Advisors for the Drucker Institute, a non-profit organization focused on stimulating effective management and responsible leadership. In 2015, Ms. Miller joined the board of Peer Health Exchange, a non-profit health education program. From 2005 to May 2015, Ms. Miller served as a member of the Board of Directors of TRW Automotive Holdings Corp., an NYSE-listed global supplier of automotive components. Ms. Miller earned a B.A. from the University of Michigan and a J.D. from the University of Virginia. She is an experienced executive and entrepreneur and has extensive experience in our industry, as well as a strong background in innovation, building businesses, corporate governance, talent management and strategic planning.

Stephen G. Shank, age 72

Founder 1991

Mr. Shank founded our company in 1991. Mr. Shank served as our Chief Executive Officer until March 2, 2009 and as our Chairman until February 23, 2010. Mr. Shank served as a Director of Capella University from 2006 to 2009 and from 1993 to 2003. Mr. Shank served as Emeritus Director of Capella University from 2003 to 2006. From 1979 to 1991, Mr. Shank was Chairman and Chief Executive Officer of Tonka Corporation, a publicly held manufacturer of toys and games. Mr. Shank is a member of the Board of Directors of Tennant Company, a publicly held manufacturer of cleaning solutions. Mr. Shank earned a B.A. from the University of Iowa, an M.A. from the Fletcher School, a joint program of Tufts and Harvard Universities, and a J.D. from Harvard Law School. He has experience leading our company for almost 20 years, a deep understanding of our industry and a strong background in strategic planning.

David W. Smith, age 71

Director since 1998

Mr. Smith is currently our Lead Director. From 2000 to 2003, when he retired, Mr. Smith was the Chief Executive Officer of NCS Pearson, Inc. Mr. Smith was a member of the Board of Directors of Plato Learning, Inc., a NASDAQ-listed educational technology company, serving from 2004 until 2012. From 2004 to 2009, he served on the Board of Directors of Scientific Learning Corporation, a publicly traded company that provides education software. Mr. Smith earned a B.A. and an M.A. from Southern Illinois University, as well as an M.B.A. from the University of Iowa. He has extensive executive leadership experience in the education services industry and a strong background in strategic planning and operational matters.

Jeffrey W. Taylor, age 62

Director since 2002

Mr. Taylor retired from Pearson PLC, a multinational publishing and education company, in July 2014, after serving as Senior Policy Advisor since June of 2012. Prior to that position, Mr. Taylor was Senior Vice President, U.S. Government Policy and Investor Relations, at Pearson PLC from 2008 to 2012. He previously served as President of Pearson, Inc., the U.S. holding company of Pearson PLC. From 1994 to 2000, he served as Vice President and Chief Financial Officer of National Computer Systems, an education testing and software company. Mr. Taylor was named trustee of Indiana State University in August 2014. Mr. Taylor earned a B.S. from Indiana State University. He has extensive executive leadership experience in the education services industry and a strong background in government relations and corporate finance.

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PROPOSAL NO. 1

Darrell R. Tukua, age 62

Director since 2004

From 1988 to 2003, when he retired, Mr. Tukua was a Partner with KPMG LLP, a global provider of audit, tax and advisory services, which he joined in 1976. Since 2005, Mr. Tukua has served on the Board of Directors of Constellation, Inc. (formerly MMIC Group), a mutual insurance holding company comprised of medical liability insurers, where he is also a member of the Audit & Budget, Investment and Governance Committees. Mr. Tukua served as a Board observer for Constellation, Inc. from 2004 to 2005. In addition, Mr. Tukua has served since 2005 as a member of the Board of Directors and Audit, Compensation and Nominating/Corporate Governance Committees of Gate City Bank, a retail and commercial bank. During 2004, Mr. Tukua was an advisory board member of Gate City Bank. Mr. Tukua also serves as a member of the Board of Directors of non-profit organizations Allina Health System and Ecumen. Mr. Tukua earned a B.S. from the University of South Dakota. He has extensive experience in finance, accounting, auditing, financial reporting and public company disclosure matters, as well as regulatory compliance, risk management and regulated industry matters.

None of the above nominees is related to each other or to any of our executive officers.

Board of Directors Meetings and Attendance

Our Board of Directors held six meetings during fiscal year 2015. During fiscal year 2015, each director attended at least 75% of the aggregate number of meetings of our Board of Directors and of the Board committees on which he or she serves, except for Dr. Lomax, who attended 69% of the total of such meetings. Dr. Lomax attended all regularly scheduled in-person meetings, but was unable to attend teleconferences for two joint meetings of the Board and Governance Committee. While he missed only two sessions, those joint sessions constituted four meetings. Were the joint sessions counted as two meetings, he would have 82% attendance. Dr. Lomax was highly engaged in the content of those meetings and provided his thoughts in advance. We do not have a formal policy regarding attendance of our directors at annual meetings of our shareholders, but we encourage each of our directors to attend. All of our directors attended the 2015 Annual Meeting of Shareholders.

Director Independence

Our Board of Directors reviews at least annually the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. In February 2016, our Board of Directors conducted its annual review of director independence and determined that no transactions or relationships existed that would disqualify any of the individuals who now serve as a director under the rules of the NASDAQ Stock Market or the SEC, with the exception of Mr. Gilligan, our current Chief Executive Officer, and Mr. Shank, who served as our Chief Executive Officer until March 2009.

Based on a review of information provided by the directors and other information we reviewed, our Board of Directors concluded that none of our current directors have or had any relationship with our company that would interfere with his or her ability to exercise independent judgment as a director, except for Messrs. Gilligan and Shank. Based upon that finding, our Board of Directors determined that Ms. Brogley, Ms. Miller and Messrs. Dallas, Ferguson, Linton, Lomax, Smith, Taylor and Tukua are “independent.” The following transactions, relationships or arrangements involving the following organizations with which certain of our directors have relationships were considered in reaching this determination:

■	Mr. Tukua (insurance). In the ordinary and usual course, during 2015 we paid approximately $1,250 to Constellation, Inc. for insurance-related services. This amount was less than 1% of the gross revenues for us and Constellation.

■	Messrs. Lomax, Linton and Tukua (tuition payments). In the ordinary and usual course, certain organizations will pay tuition or award scholarships to attend Capella University for certain of their employees or other individuals. During 2015, Capella University received tuition payments from each of UNCF (approximately $50,187), Farmers Group (approximately $3,665) and Allina Health System ($700). These amounts were less than 1% of the gross revenues for us, UNCF, Farmers Group and Allina Health System.

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■	Mr. Ferguson (CareerBuilder relationship). In 2015, Capella University paid CareerBuilder approximately $34,375 for use of its Career Coach product. This amount was less than 1% of the gross revenues for Capella and CareerBuilder. In addition, in 2015 Capella Learning Solutions entered into an agreement with CareerBuilder to conduct a pilot program pursuant to which CareerBuilder identifies employers seeking graduates with certain degrees that would commit to hire qualifying completers of non-degree online Capella Learning Solutions course offerings. CareerBuilder receives a fee from the employers, and Capella Learning Solutions receives payments from learners who participate in the program, and both amounts are split evenly between Capella Learning Solutions and CareerBuilder. No revenue was earned under this initiative by either party in 2015. The pilot program is expected to continue until December 2016. In February 2016, Capella Learning Solutions and CareerBuilder entered into a collaboration agreement, creating an exclusive three-year relationship designed to foster a series of new opportunities similar in structure and format to the pilot agreement. The collaboration agreement does not commit either party to any certain number of programs to be offered, but sets the general structure of the relationship and the process for agreeing to and offering joint RightSkill(SM) programs. For more information about our relationship with CareerBuilder, see the Certain Relationships and Related Person Transactions section of this proxy statement.

Committees of Our Board of Directors

Our Board of Directors has five standing committees: Audit, Compensation, Finance, Governance and Executive. The charters for our Audit Committee, Compensation Committee, Governance Committee and Executive Committee are available in the Governance section of the About page on our website at www.capellaeducation.com.

Audit Committee. Our Audit Committee consists of Messrs. Tukua (chair), Dallas, Ferguson, Linton and Taylor. Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The oversight includes reviewing the plans and results of the audit engagement with the firm, approving any additional professional services provided by the firm and reviewing the independence of the firm. The Audit Committee is also responsible for discussing the effectiveness of internal control over financial reporting with the firm and relevant financial management. The purpose and responsibilities of our Audit Committee are more fully described in the committee’s charter, a copy of which, as mentioned in the immediately preceding paragraph, is available on our website. Our Audit Committee held eight meetings in 2015. Our Board of Directors has determined that each member of our Audit Committee is “independent,” as defined under and required by the rules of the NASDAQ Stock Market and the federal securities laws. The Board of Directors has determined that Mr. Tukua, Mr. Ferguson and Mr. Taylor each qualify as an “Audit Committee financial expert,” as defined under the rules of the federal securities laws.

Compensation Committee. Our Compensation Committee consists of Messrs. Linton (chair), Smith and Taylor and Ms. Brogley. Our Compensation Committee is responsible for, among other things, recommending the compensation level of our Chief Executive Officer to the Executive Committee, determining the compensation levels and compensation types (including base salary, equity awards, perquisites and severance) of the other members of our senior executive team and administering our equity compensation plans and other compensation programs. The Compensation Committee also recommends compensation levels for Board members and approves new-hire offer packages for our executive officers. The purpose and responsibilities of our Compensation Committee are more fully described in the committee’s charter. Our Compensation Committee held six meetings in 2015.

Finance Committee. Our Finance Committee consists of Messrs. Taylor (chair), Ferguson, Shank and Tukua and Ms. Miller. Our Finance Committee is responsible for, among other things, assisting the Board of Directors in fulfilling its oversight responsibilities related to financing transactions and changes in our capital structure; and acquisitions, joint ventures, divestitures and other business investment transactions in which we may be involved. Our Finance Committee held five meetings in 2015.

Governance Committee. Our Governance Committee consists of Ms. Miller (chair), Ms. Brogley and Messrs. Dallas, Lomax and Smith. Our Governance Committee is responsible for, among other things, assisting the Board of Directors in selecting new directors and committee members, evaluating the overall effectiveness of the Board of Directors, reviewing CEO succession planning and reviewing developments in corporate governance compliance. The purpose and responsibilities of our Governance Committee are more fully described in the committee’s charter. Our Governance Committee held seven meetings in 2015.

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Executive Committee. Our Executive Committee consists of all independent members of our Board of Directors, or all of our directors except Mr. Shank and Mr. Gilligan, and is chaired by Mr. Smith, who is our Lead Director. Our Executive Committee is responsible for, among other things, evaluating and determining the compensation of our Chief Executive Officer, setting the agenda for meetings of our Board of Directors, establishing procedures for our shareholders to communicate with our Board of Directors and reviewing and approving our management succession plan. The purpose and responsibilities of our Executive Committee are more fully described in the committee’s charter. Our Executive Committee held one meeting and met in executive session in connection with Board meetings four times in 2015.

In addition to our standing Board committees, certain members of our Board of Directors and management serve on our leadership councils for academic innovation and marketing. Each of these councils is intended to bring together thought leadership in areas of strategic importance for our company. Dr. Lomax and Mr. Shank serve on our Academic Innovation Council, and Ms. Brogley and Mr. Linton serve on our Marketing Council.

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles. These guidelines are available in the Governance section of the About page on our website at www.capellaeducation.com.

Code of Business Conduct

We have adopted the Capella Education Company Code of Business Conduct, which applies to all of our employees, directors, agents, consultants and other representatives. The Code of Business Conduct includes particular provisions applicable to our senior financial management, which includes our Chief Executive Officer, Chief Financial Officer and other employees performing similar functions. A copy of our Code of Business Conduct is on our website at www.capellaeducation.com, by clicking on “About,” then “Governance.” We intend to post on our website any amendment to, or waiver from, a provision of our Code of Business Conduct that applies to any director or officer, including our Chief Executive Officer, Chief Financial Officer and other persons performing similar functions, promptly following the date of such amendment or waiver.

Corporate Governance Documents Available on Our Website

Copies of our key corporate governance documents are available on our website at www.capellaeducation.com, by clicking on “About,” then “Governance.” The charters for our Audit Committee, Compensation Committee, Governance Committee and Executive Committee, as well as copies of our Corporate Governance Principles and our Code of Business Conduct, are available on our website. In addition, any shareholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to Investor Relations, Capella Education Company, Capella Tower, 225 South 6th Street, 9th Floor, Minneapolis, MN 55402.

Director Qualifications and Diversity

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our shareholders. Our Governance Committee works with our Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment and the ability and willingness to commit sufficient time to the Board. We believe all of our directors possess these characteristics.

In evaluating the suitability of individual Board members and nominees, the Governance Committee takes into account many factors, including general understanding of business strategy, marketing, finance, executive compensation and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of our business and industry; educational and professional background; personal accomplishment; and gender, age, and ethnic diversity. The Governance Committee evaluates each incumbent director and director nominee to determine whether he or she should be nominated to stand for election, based on each individual’s qualifications and suitability.

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PROPOSAL NO. 1

Director Nomination Process

Our Governance Committee selects nominees for directors pursuant to the following process:

■	the identification of director candidates by our Governance Committee based upon suggestions from current directors and senior management, recommendations by shareholders and/or use of director search firms;

■	a review of the candidates’ qualifications by our Governance Committee to determine which candidates best meet our Board of Directors’ required and desired criteria;

■	interviews of interested candidates who best meet these criteria by the chair of the Governance Committee, the chair of our Board of Directors and/or certain other directors;

■	recommendation by our Governance Committee for inclusion in the slate of directors for the annual meeting of shareholders or appointment by our Board of Directors to fill a vacancy during the intervals between shareholder meetings; and

■	formal nomination by our Board of Directors.

Shareholders who wish to recommend individuals for consideration by our Governance Committee to become nominees for election to our Board of Directors at the 2017 Annual Meeting of Shareholders may do so by submitting a written recommendation to our Governance Committee, c/o General Counsel, Capella Education Company, Capella Tower, 225 South 6th Street, 9th Floor, Minneapolis, Minnesota 55402. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our Governance Committee and to serve if elected by our Board of Directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our bylaws.

Board Leadership Structure

We do not have an express policy as to whether the roles of Chair of the Board and Chief Executive Officer should be combined or separated. Instead, the Board maintains the flexibility to determine which leadership structure best serves our company’s interests based on the circumstances. At the current time, our Board has determined those interests are best served by our Chief Executive Officer serving as the Chair of our Board of Directors.

Since our Chair/CEO roles are currently combined, and in accordance with our Corporate Governance Guidelines, we have a Lead Independent Director position to complement the Chair’s role and to serve as the principal liaison between the non-management directors and the Chair. We elect our Lead Independent Director annually. The regular duties of our Lead Independent Director, some of which are delineated in our Corporate Governance Guidelines, include the following:

■	having the authority to convene meetings of the Board and executive sessions consisting solely of independent directors at every meeting;

■	presiding at all meetings of the Board of Directors at which the Chair of the Board is not present, including executive sessions of independent directors;

■	conducting the annual performance review of the CEO, with input from the other independent directors, and serving as the primary liaison between the CEO and the independent directors;

■	approving meeting schedules, agendas and the information furnished to the Board to ensure that the Board has adequate time and information for discussion; and

■	being available for direct communication with shareholders as appropriate.

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PROPOSAL NO. 1

Director Tenure

We believe a good governance approach to director tenure ensures an appropriate balance between long-tenured and more recently added Board members. We have continually “refreshed” our independent directors, with three independent directors having five or fewer years of service with our company. With respect to our longer-serving directors, we believe they add strategic value based on their deep experience with our company and industry. In our view, the best method to ensure healthy Board evolution is through rigorous and thoughtful consideration of director nominees, including current directors, based on a variety of factors, including director performance, skills and expertise, and Board diversity.

Role of Board in Risk Oversight

The Board takes an active role in risk oversight of our company both as a full Board and through its committees. Presentations and discussions at Board and committee meetings include an assessment of opportunities and risks inherent in our strategies and external environment. We utilize a formal Enterprise Risk Management (ERM) process, which includes comprehensively reviewing our strategic goals, identifying risks to attaining those strategic goals, categorizing identified risks into risk categories and risk-weighting each risk category based on impact and likelihood. The ERM framework has been approved by the Board, and the current focus of the Board and its committees is weighted towards higher risk categories.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual business plan and strategic plan; major litigation and regulatory exposures and other current matters that may present material risk to the company’s operations, plans, prospects or reputation; strategic business development; and senior management succession planning.

Audit Committee	Discusses guidelines and policies with respect to the company’s risk assessment and risk management processes. Responsible for oversight of risks associated with financial matters, particularly the company’s financial statements, tax, accounting and disclosure; risks associated with the independence, qualifications and performance of the company’s outside auditor and internal auditors; and the company’s compliance with legal and regulatory requirements.

Compensation Committee	Exposures associated with compensation of the company’s officers, stock ownership and incentive-compensation plans, executive retention, succession planning and employment related matters. As discussed in more detail in the Compensation Discussion & Analysis, the Compensation Committee reviews and approves compensation programs with features that are intended to mitigate risk without diminishing the incentive nature of compensation.

Governance Committee	Risks and exposures relating to the identification of qualified candidates to become Board members; continuing oversight of Board composition; review of the structure, membership and charters of the Board committees; and oversight of the evaluation of the Board and management.

Finance Committee	Risks and exposures related to our primary financial policies and strategies, including our liquidity position, funding requirements, strategic business development, ability to access the capital markets and policies regarding return of cash to shareholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve or in the past have served as a member of the Board of Directors or Compensation Committee of any entity that has any of its executive officers serving as a member of our Board of Directors or Compensation Committee.

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PROPOSAL NO. 1

Communication with Our Board of Directors

Interested parties may communicate directly with Mr. Smith, our Lead Independent Director, or the non-management members of our Board of Directors as a group, by mail addressed to the attention of Mr. Smith as Lead Independent Director, or the non-management members of our Board of Directors as a group, c/o General Counsel, Capella Education Company, Capella Tower, 225 South 6th Street, 9th Floor, Minneapolis, MN 55402. If our General Counsel, in consultation with Mr. Smith, determines that such communication to non-management members as a group is relevant to and consistent with our operations and practices, our General Counsel will then forward the communication to the appropriate director or directors on a periodic basis.

Our Board of Directors recommends that the shareholders vote FOR the election of each of the eleven nominees listed above to constitute our Board of Directors.

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PROPOSAL NO. 2

Proposal No. 2—Ratification of Independent Registered Public Accounting Firm

Overview

The firm of Ernst & Young LLP (“Ernst & Young”) has been our independent registered public accounting firm since 1999. Our Audit Committee has selected Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to ratification by our shareholders. While it is not required to do so, our Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our Audit Committee will reconsider its selection, and based on that reconsideration, may or may not select Ernst & Young. Proxies solicited by our Board of Directors will be, unless otherwise directed, voted to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

A representative of Ernst & Young will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees

For the years ended December 31, 2015 and 2014, Ernst & Young billed us the amounts set forth below for professional services rendered in connection with audit, audit-related, tax and other professional services.

Services Rendered	2015	2014	Description of Services
Audit Fees	$660,275	$643,900	Includes fees associated with the integrated audit and quarterly reviews and services provided by the auditor in connection with statutory and regulatory filings.
Audit-Related Fees	—	16,182	Includes fees associated with agreed-upon procedures performed for Arden University regulatory submissions.
Tax Fees	—	—
All Other Fees	1,995	1,995	Relates to a license fee for an accounting database.
Total Fees	$662,270	$662,077

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by the company’s independent registered public accounting firm. The Audit Committee is responsible for pre-approving all engagements of the company’s independent registered public accounting firm. The policy also highlights services the Audit Committee will and will not approve for audit and non-audit services. The policy requires written documentation be provided by the independent registered accounting firm to the Audit Committee for all tax services. In addition, all required discussions are held between the independent registered accounting firm and the Audit Committee.

The Audit Committee may, annually or from time to time, set fee levels for certain non-audit services that, as defined in the policy, may be paid for all non-audit services. Any engagements that exceed those fee levels must receive specific pre-approval from the Audit Committee. The Audit Committee may delegate to the Audit Committee chair authority to grant pre-approvals of permissible audit and non-audit services, provided that any pre-approvals by the chair must be reported to the full Audit Committee at the next scheduled meeting.

On a regular basis, management provides written updates to the Audit Committee consisting of the nature and the amount of audit and non-audit service fees incurred to date. All of the services described above were pre-approved in accordance with the Audit Committee charter.

Our Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

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AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee (Committee) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities. You can view the charter on the Company’s website at www.capellaeducation.com, by clicking on “About,” and then “Governance.” The charter is listed under “Committees” and the “Audit Committee” header. The Audit Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends changes to the Board to reflect the evolving role of the Audit Committee.

The Audit Committee is composed of non-management directors who all meet the independence requirements of the standards adopted by the Board, which incorporates the independence requirements under applicable laws, rules and regulations. The Board has designated Mr. Tukua (Chair), Mr. Ferguson and Mr. Taylor as “Audit Committee financial experts” as defined under the rules of the federal securities laws.

Primary Responsibilities

The Audit Committee:

●	Represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the company’s financial statements, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

Management:

●	Responsible for the company’s financial statements and financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the company’s financial statements, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

Ernst & Young, the company’s independent registered public accounting firm (independent auditors):

●	Responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting.

The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Committee are not professionally engaged in the practice of accounting or auditing. The Committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

2015 Actions

In 2015, the Audit Committee held eight meetings. Meeting agendas are established by the Audit Committee’s Chair and the company’s Chief Financial Officer and Internal Audit Director. During 2015, among other things, the Audit Committee took the following actions:

•	Meeting with each of the internal and independent auditors with and without management to discuss the results of their audits and their observations and recommendations regarding the company’s internal control over financial reporting.

•	Meeting with the Chief Executive Officer, Chief Financial Officer and senior members of the company’s financial management team at each regularly scheduled meeting.

•	Discussing with the company’s independent auditors all communications required by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications with Audit Committees.

•	Receiving the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

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AUDIT COMMITTEE REPORT

•	Discussing with the independent auditors any relationships that may have an impact on their objectivity and independence.

•	Reviewing and discussing with management and the independent auditors the company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC.

•	Reviewing the company’s internal audit plan and the performance of the company’s internal audit function.

•	Meeting with the company’s general counsel to discuss matters regarding the company’s internal compliance committee and regularly receiving status reports regarding compliance, legal and regulatory matters.

•	Reviewing with management significant enterprise risks and exposures identified by management and the overall adequacy of the company’s processes to manage these risks and exposures.

•	Discussing with management, including representatives from the company’s information technology and information security functions, risks and mitigation activities concerning cyber security and protection of personally identifiable information.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit-related, tax and other services and has concluded that the provision of these services does not impair the auditor’s independence.

Oversight of Independent Auditors

As reflected in the Audit Committee’s charter, the Committee has sole authority to appoint, retain, compensate, evaluate, oversee and terminate the company’s independent registered public accounting firm. Ernst & Young has served as the independent registered public accounting firm of the company since 1999. Annually, the Committee has engaged in a review of Ernst & Young in connection with the Committee’s consideration of whether to recommend that shareholders ratify the selection of Ernst & Young as the company’s independent auditor for the following year. In that review, the Committee considers the continued independence of Ernst & Young, the audit quality and performance, the impact of changing auditors and whether retaining Ernst & Young is in the best interests of the company and its shareholders. In the course of these reviews, the Committee considers, among other things:

●	Guidance in the “Audit Committee Annual Evaluation of the External Auditor” prepared by the National Association of Corporate Directors, Center for Audit Quality, Independent Directors Council and other organizations.

●	Surveys completed by individuals having substantial contact with Ernst & Young throughout the year.

●	Discussions with Ernst & Young regarding their overall performance, using the survey results and other observations.

●	Review of Ernst & Young’s analysis of its independence in accordance with PCAOB Rule 3526 with the Committee.

●	Length of time Ernst & Young has been the company’s independent auditor.

●	Breadth and complexity of the company’s business and the resulting demands placed on its auditing firm in terms of expertise in the company’s business and the quality of staff.

The Committee recognized the ability of Ernst & Young to provide the necessary expertise to audit the company’s financial statements and other factors, including policies that Ernst & Young follows with respect to rotation of key audit personnel, so that there is a new lead audit partner at least every five years. The process for selection of the company’s lead audit partner pursuant to this rotation policy involves meetings between the Committee members and the candidate for this role as well as discussions with management. Based on the results of its review this year, the Committee concluded that Ernst & Young is independent and that it is in the best interests of the company and its shareholders to appoint Ernst & Young to serve as the company’s independent registered public accounting firm for 2016.

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AUDIT COMMITTEE REPORT

2015 Audited Financial Statements

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

AUDIT COMMITTEE:

Darrell R. Tukua, Chair
H. James Dallas
Matthew W. Ferguson
Michael A. Linton
Jeffrey W. Taylor

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PROPOSAL NO. 3

Proposal No. 3—Advisory Vote to Approve Executive Compensation

(Say on Pay)

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page 22 for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. We conduct Say on Pay votes on an annual basis, consistent with an advisory vote by our shareholders in 2011; shareholders will be asked again in 2017 to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers.

Our Board of Directors, upon recommendation of our Compensation Committee, recommends that you vote “FOR” the following resolution:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby approved.”

The Say on Pay vote is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will seek to understand our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

Our Board of Directors, upon recommendation of our Compensation Committee, recommends shareholders vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

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EXECUTIVE COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (CD&A) focuses on how our Named Executive Officers (NEOs) were compensated for 2015 and how their compensation aligns with our shareholder interests, our business objectives, regulatory guidelines, learner interests, and our outcomes-driven culture. For 2015, our NEOs were:

■	J. Kevin Gilligan, Chairman and Chief Executive Officer (CEO)
■	Steven L. Polacek, Senior Vice President and Chief Financial Officer
■	Renee L. Jackson, Vice President and General Counsel
■	Peter M. Ramstad, Senior Vice President and Chief Human Resources Officer
■	Scott L. Kinney, Former Senior Vice President and University President

Mr. Ramstad joined our company on April 1, 2015. Mr. Kinney resigned as Senior Vice President of our company effective November 15, 2015 and as President of Capella University effective December 10, 2015.

Executive Summary

Fiscal Year 2015 Company Performance

Our performance in 2015 continued to be solid in a highly challenging environment as we delivered new enrollment growth and improved early cohort persistence, both for the fourth consecutive year. As a result, we had annual enrollment growth and revenue growth for the second year in a row. As an online postsecondary education services provider, we are operating in a very competitive market environment, and our performance demonstrates that we are able to differentiate our value proposition from those of our peers and competitors and deliver results. Our success is based on our reputation as a leader in quality online higher education, a culture focused on doing what is right for our learners, and our ability to execute and innovate. We believe that the success of our learners and the long-term return to our shareholders are directly linked, as we pursue our goal of sustainable long-term growth through differentiation via innovation.

While our performance in 2015 was positive for the reasons noted above, and particularly positive as contrasted against our education services peers, it was less than we had planned and expected. The gap between our planned performance and actual performance was more acute in the second half of the year, due in part to industry headwinds and quarterly volatility. As a result, our payout for annual incentive was significantly below target which reflects the fact that we did not achieve the annual objectives and goals we had established for 2015. However, we did achieve our revenue and operating income goals for the past three years on a cumulative basis, and performed significantly better than most of our education services peer group (as defined at the time of the grant) and as a result our long-term performance cash payout for the three-year period 2013-2015 will be 23.2% above target. During this same period, shareholders experienced total returns greater than 70%, significantly higher than most organizations within our educational services peer group.

Fiscal Year 2015 Compensation Actions

Our overall compensation approach for 2015 remained unchanged, with our NEOs receiving base salary, annual and long-term incentive compensation, and modest benefits. Our NEOs who were eligible for salary increases (based on date of employment) received base salary merit increases of 1.5% to 3.0% for 2015, consistent with our broader employee increases and market trends. The annual incentive target percentage increased for our CEO from 100% to 115%, based on the benchmarking and recommendation of the independent consultant. The annual incentive target remained unchanged for the other NEOs, as they were considered to be within appropriate market ranges.

As in previous years, the long-term incentive (LTI) awards were split into three equal amounts among stock options that vest pro-rata over four years, restricted stock units that cliff-vest after three years, and long-term performance cash awards that are earned over three-year overlapping performance cycles. Our long-term performance cash awards for 2013-2015 and later have focused equally on top-line revenue and bottom-line operating income tied to our long-range strategic plans, subject to a modifier that is determined based on how well we performed relative to our peers. We chose these measures because they correlated most directly with long-term shareholder value creation.

NEOs received long-term incentive grants that were in the range of 65 to 267% of their base salary as of the beginning of the year. As a result of both market adjustments and performance considerations, except for Ms. Jackson

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EXECUTIVE COMPENSATION

who received her first LTI grant, the amounts awarded ranged from a 5.6% increase to a 27.6% decrease from the previous year for the three other NEOs who were employed the full year.

Based on our operating results versus our annual operating plan, as well as our performance versus our non-financial learner satisfaction and learner success goals, annual bonus payouts for 2015 were 23.2% of target award opportunities for our NEOs. While we showed positive revenue growth in a difficult environment where most of the education services peers showed revenue declines, the level of growth was less than we had planned, and fell below the threshold level of performance on the revenue metric (40% weight) that had been established. In addition, we had two metrics for quality (10% weight combined) that both needed to show year-over-year improvement before any payout could occur, and only one of the two improved. For both the operating income metric (40% weight) and the learner success metric (10% weight), we showed improvement over last year, and results above the threshold level, but below the planned level. As a result, each of these measures paid out below 100%.

2015 was also the final year of our second long-term performance cash awards, which covered the three-year period 2013-2015. Based on our operating results versus our long-range strategic plan, long-term performance cash payouts for the 2013-2015 performance cycle were 123.2% of target award opportunities for our NEOs. There were two equally weighted measures (cumulative revenues and cumulative operating income, both over three years), and we achieved the targeted results for revenues, and were slightly above the targeted results for operating income for the performance period.

In addition, we performed in the top quartile of the education services peers which increased payouts by 20%. Capella grew both revenues and operating income during the period, while only two of the 10 education services peers showed revenue growth during the period, and only one of the peers showed growth in operating income on a cumulative basis. For the purposes of the modifier calculation of the 2013-2015 award, the relevant peer group was defined as the educational services peers at the time the award was granted and which are listed in our 2013 proxy statement.

During this same period (12/31/12 through 12/31/15), Capella equity investors received a total shareholder return (TSR) of 73.2%, as contrasted with the 14 companies that are in our currently defined education service peer group (described below), where nine had negative TSR during the period, and only two (in addition to Capella) had a TSR greater than 12%.

Results of 2015 Advisory Vote to Approve Executive Compensation

Throughout Capella’s history as a publicly traded company, the executive leadership team has made significant efforts to connect with investors and shareholders through quarterly outreach programs, including the attendance at investor conferences, non-deal roadshows, periodic investor/analyst days, and hosting investors at our corporate offices. Our goal is to discuss Capella’s results, challenges, and opportunities and to listen to the feedback from current and potential shareholders.

At our May 2014 annual meeting of shareholders, shareholders approved our Say on Pay proposal in support of our executive compensation programs. However, the support level (57% of shares voted) was well below what our management team and Board of Directors deem to be acceptable. As a result, we embarked on a significant outreach effort to listen to concerns about our executive compensation plans and governance, and we took specific actions in response to this feedback. As a result, shareholder support for our Say on Pay proposal at the May 2015 annual meeting of shareholders increased significantly to 94.4%. This high level of support for our 2014 compensation program was an important factor in the Compensation Committee not making any significant changes in the design or operation of our compensation program for 2015.

Highlights and Policies of Our Executive Compensation Program

Below we highlight certain executive compensation practices and policies we employ to align executive compensation with shareholder interests. Also listed are certain compensation practices we do not employ because we believe they would not serve our shareholders’ long-term interests.

What We Do

■	Pay for Performance. We align our annual incentive plan and long-term performance cash plan with objective performance metrics, including revenue and operating income (both measured on an annual basis as well as cumulatively over three years), and learner satisfaction and learner persistence (both measured annually). In addition, the long-term performance cash plan has a modifier based on TSR as compared to a reference peer group, and two-thirds of the LTI awards are equity based (RSUs and options). As a result, a significant portion of our NEOs’ potential compensation is not guaranteed, but it is linked to achievement of financial metrics and shareholder return.

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■	Stock Ownership Guidelines. We have robust stock ownership guidelines for our NEOs. Prior to satisfying the guidelines, the only permitted disposition is sale/forfeiture to cover income tax liabilities associated with option exercises, the lapsing of restrictions on restricted stock awards, or the constructive receipt of shares underlying restricted stock units. Compliance is measured at the time of any proposed sale transactions using recent trading prices to determine fair market value. The retention guidelines for our current NEOs are as follows:

Position	Company Common Stock Valued at:

Chief Executive Officer	Four times annual salary
Senior Vice Presidents	Two times annual salary
Vice President	One times annual salary

■	Independent Compensation Consultant. The Committee annually evaluates the independent compensation consultant in order to ensure the consultant’s continuing independence in accordance with the listing standards of NASDAQ.

■	Clawback Policy/Compensation Recoupment. Our clawback policy allows us to recoup from our NEOs incentive-based bonus and equity compensation gains resulting from certain misconduct that causes a financial restatement.

■	Compensation Risk Assessment. A risk assessment of our compensation programs is performed on an annual basis, and the results of this assessment are reviewed with our Compensation Committee. This assessment confirms that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company.

■	Incentive Compensation Regulations. We structure our executive compensation programs to comply with United States Department of Education regulations regarding incentive compensation.

■	Equity Awards Practice. Except as noted below, our equity awards practice is that grants may only be made when our insider trading window is open. This practice helps ensure that equity awards are made at a time when any material information that may affect our stock price has been provided to the market and, therefore, the exercise price or value of the award reflects the fair value of our stock based on all relevant information. In the case of new-hire grants, our Compensation Committee may approve awards with grant dates based on a specified future date of hire or an effective date when our trading window is open.

■	Annual Shareholder “Say on Pay.” We value our shareholders’ input on our executive compensation programs. Our Board of Directors seeks an annual, non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures, and related narrative in our proxy statements.

What We Don’t Do

■	Offer Excessive Perquisites. We do not offer any significant perquisites to our NEOs.

■	Permit Hedging of Our Stock. Our insider trading policy prohibits our directors and executives from engaging in hedging transactions.

■	Permit Pledging of Our Stock. Our insider trading policy prohibits our directors and executives from engaging in margin loans or otherwise pledging their shares.

■	Guarantee Bonuses or Equity Grants. Our NEOs do not have commitments to receive equity-based awards, except make-whole awards contemplated as part of an offer of employment that replace awards forfeited from a previous employer.

■	Reprice or Replace Underwater Stock Options Without Prior Shareholder Approval. Our equity incentive plan does not permit repricing or exchange of underwater stock options without shareholder approval.

■	Offer Income Tax Gross-ups. We do not provide income tax gross-ups to our NEOs.

■	Offer Single Trigger Change-in-Control Provisions. The change-in-control provisions under our severance programs and equity awards are double trigger.

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Philosophy and Goals of Our Executive Compensation Program

We believe that compensation programs should be a tool to increase shareholder value by linking corporate strategy and business objectives. Five key business objectives and their corresponding compensation element(s) are as follows:

I.	Attract, retain, and motivate talent (tied to salary and annual adjustments);

II.	Pay for performance (tied to annual and long-term incentive plans);

III.	Align interests of business leaders with those of shareholders (tied to long-term incentive plans);

IV.	Align compensation with strategy (tied to annual and long-term incentive plans); and

V.	Discourage inappropriate risk taking (tied to all plans).

We believe these objectives allow us to best align with shareholder interests and ensure that a significant portion of our executives’ pay is based on performance objectives. Our compensation plans are undergirded by our commitment to our learners and our commitment to leading the organization with high integrity in a way that reflects our corporate values.

In general, we target base salary, annual incentives, and long-term incentives to be within an appropriate range around the market median which is determined by our independent consultant looking at how other NEOs are compensated within our peer group. During 2015, we refined this range around median to be +/- 10% for base salary, +/-15% for annual bonus, and +/-20% for long-term incentives and total direct compensation. Other factors and aspects of our philosophy are considered by the Compensation Committee when determining specific levels within those ranges, including experience and expertise, performance evaluations, and range and scope of responsibilities. We believe all elements of compensation should be consistent with relevant industry norms and comply with all applicable rules and regulations, including United States Department of Education incentive compensation regulations.

Total Direct Compensation Elements

Element		Purpose		Key Features
Base Salary	•	To attract and retain executives with a competitive level of regular income	• • •	Calibrated to range around median of peer group Based on size, scope, and complexity of the individual’s role Reflects past and current performance, experience, knowledge, and skills
Annual Incentive Plan	•	To encourage and reward contributions to our annual financial and non-financial objectives through performance-based compensation subject to challenging, objective, and transparent performance metrics	• • • • •

Calibrated to range around median of peer group

Target award opportunities are set as percentage of the NEO’s base salary, ranging from 50 to 115%

Actual award payouts can range from 0 to 200% of individual target depending on performance

Performance metrics are based on annual revenue, operating income goals, and non-financial learner satisfaction and learner success goals

See page 28 for more details

Long-Term Incentive Award	• •	To encourage and reward building long-term shareholder value through successful strategy execution To retain key executives	• • • • •

Calibrated to range around median of peer group

Target award opportunities are set as percentage of the NEO’s base salary, ranging from 65 to 267%, and annual awards are 75 to 120% of the targeted amount

Equally weighted mix of stock options (four-year pro-rata vesting), restricted stock units (three-year cliff vesting) and long-term performance cash (three-year overlapping performance cycles)

Performance metrics based on three-year cumulative revenue and operating income goals, as well as three-year performance relative to peers

Actual award payouts on long-term incentive awards can range from 0 to 240% of individual awards depending on performance

Other Compensation	•	To provide market competitive welfare and retirement benefits, as well as a limited number of perquisites	•	NEOs participate in most of the same benefit plans made available to all U.S.-based salaried employees, including medical, disability, life insurance, and 401(k) plan; in addition, NEOs receive premiums for supplemental life insurance benefits and while NEOs participate in the same medical insurance plans as all Capella employees, the employee portion of the premiums is paid by Capella.

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Role of Compensation Consultants and Management

In September 2014, the Compensation Committee completed a request for proposal process for our independent consultant. As a result of this evaluation, the Compensation Committee made the decision to engage Frederic W. Cook & Co. as its new independent consultant. Frederic W. Cook & Co. had no other compensation consulting engagements with management during 2015, and they were hired by and reported to the Compensation Committee, and worked collaboratively with management at the direction of the Committee.

Our independent consultant is engaged to:

■	Compile and assess market competitiveness for the compensation of our executives, consistent with our compensation philosophy;

■	Provide counsel on Compensation Committee best practices, compensation risk management, market changes, and responses to regulatory changes;

■	Review and provide input on companies included in our peer group used for benchmarking purposes; and

■	Provide input on the design of the annual and long-term incentive compensation programs.

All work performed by the consultant at the request of management is authorized by the Compensation Committee prior to commencement.

The Compensation Committee has assessed the independence of Frederic W. Cook & Co. pursuant to Securities and Exchange Commission (SEC) and NASDAQ rules and concluded that Frederic W. Cook & Co.’s work for the Compensation Committee does not raise any conflict of interest.

With respect to CEO compensation, our independent consultant provides a recommendation to our Compensation Committee. For other NEOs, our independent consultant provides benchmarking and market information and our CEO makes recommendations to the Compensation Committee about their compensation.

Compensation Determination – Peer Group

The Compensation Committee, with the assistance of management and the independent consultant, benchmarks our performance and compensation against the for-profit education sector, along with the general market for executive-level talent. Our peer group review process is conducted annually, which includes reviewing and affirming criteria (i.e. industry, size, etc.), reviewing current peer group companies to determine if any should be considered for removal or addition, and analyzing the impact of such changes.

The peer group used to set 2015 compensation for our NEOs is identified below. The Compensation Committee’s objectives in updating the peer group after the 2014 Say on Pay vote and subsequent follow-up with shareholders were to:

■	position Capella closer to the median range of the comparison companies in various measures of company size;

■	increase the number of education services companies in the comparison group; and

■	incorporate investor feedback regarding the size and composition of the comparison group.

In selecting peers outside of the education sector, we identified high-performing companies with an emphasis on the following characteristics: similar in terms of sourcing talent, customer acquisition, and retention; online marketing; and technology-enabled service business models. We use a peer group broader than just education service companies, because all of our NEOs have significant experience outside of the education services industry and we need to offer competitive salary and benefits relative to a broader market in which we compete for executive talent. The subset of education service companies is useful to compare with relevant industry competitors for the purpose of performing internal benchmarking of performance metrics, outcomes, compensation policies, and practices in a regulated environment.

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Education Services Companies

■ American Public Education	■ Apollo Education	■ Bridgepoint Education

■ Career Education	■ DeVry	■ Graham Holdings

■ Grand Canyon Education	■ ITT Educational Services	■ K12

■ Learning Tree	■ Lincoln Educational	■ National American

■ Strayer Education	■ Universal Technical

General Industry Companies

■ Advisory Board	■ Corporate Executive Board	■ Huron Consulting

■ Life Time Fitness	■ Monster Worldwide	■ Orbitz Worldwide

With the peer group as updated in late 2014 (as shown above), our position was composite ranked at the 44th percentile for size, 68th percentile for profitability, and 61st percentile on a composite basis among the total peer group. Composite percentile rank includes size, profitability, growth, and shareholder return. The peer group above was used in making the decisions regarding the NEOs’ 2015 compensation.

As is our annual practice, in late 2014 we benchmarked our compensation against our peer group, evaluating base salary; total cash compensation, which is comprised of base salary, and target annual incentive compensation; and total direct compensation, which is comprised of total cash compensation plus the value of long-term incentive compensation. In making decisions on the compensation for executive officers, the Compensation Committee considered the executive’s experience, performance and potential and competitive benchmarking to align pay and performance. The Compensation Committee reviewed the resulting executives’ total compensation relative to the benchmark data and considered the pay of each executive appropriate.

In 2015, two of the companies in our peer group that were previously publicly traded (Life Time Fitness and Orbitz Worldwide) became private companies. As a result, after consideration and input from the independent consultant, these two companies were removed from the peer group and replaced with Kforce and Korn Ferry. This revised peer group was used to perform the benchmarking used for the 2016 compensation decisions.

2015 Executive Compensation Decisions

The compensation philosophy outlined above served as the primary guiding principle for compensation decisions regarding Mr. Gilligan and the other NEOs. Generally, the Compensation Committee’s compensation actions for 2015 reflected a pay-for-performance philosophy that focused on the achievement of management’s financial, learner satisfaction and learner success objectives, and total shareholder return.

Base Salary. The Compensation Committee annually reviews salaries for our executive officers against performance and market survey data, and uses a range around market median as a benchmark for each position. In 2015, our NEOs were benchmarked at median against NEOs in similar roles within our peer group by our independent consultant. As a newly hired executive officer, Mr. Ramstad’s base salary was negotiated between Mr. Ramstad and Mr. Gilligan, reviewed by our independent consultant, and approved by the Compensation Committee.

The NEOs’ merit increases ranged from 1.5 to 3.0%, which was determined to be consistent with general market trends, based on information provided by the independent consultant, and was also consistent with the overall employee population of Capella for this period. Ms. Jackson did not receive a merit increase for 2015 because her employment commenced on December 1, 2014.

NEO Base Salaries and Merit Increases for 2015
Name	Base Salary for 2014	Merit Increase in 2015	Base Salary for 2015
J. Kevin Gilligan	$750,000	3.0%	$772,500
Steven L. Polacek	$431,800	3.0%	$444,800
Renee L. Jackson	$300,000	N/A	$300,000
Peter M. Ramstad*	-	N/A	$360,000
Scott L. Kinney	$386,300	1.5%	$392,100
*Base salary effective with his employment date of April 1, 2015. For the other NEOs, a salary change was effective March 23, 2015.

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Annual Incentive Plan. The Management Incentive Plan (MIP) is our annual cash incentive plan based on targets that reward strong company financial performance and is designed and administered to comply with all Department of Education regulatory requirements. The level of participation for each executive officer in the annual incentive plan is based upon the degree to which his or her position impacts overall financial performance of the company, and also by benchmarking target incentive compensation levels to comparable positions in our peer companies, and specific roles within our peer companies when that information is available. For our NEOs, the target MIP award for 2015 was in the range of 50 to 115%. Mr. Ramstad’s MIP award was based on his prorated salary for nine months of 2015.

Financial metrics accounted for 80% of the targeted annual incentive, split evenly between revenue and operating income. This weighting is based on our belief that both revenue growth and operating income growth are equally critical goals at this stage of our development and to our shareholders. The remaining 20% of the targeted incentive opportunity was divided between two measures of learner satisfaction and a measure of learner success. Learner satisfaction consists of two quality measurements: Priorities Survey for Online Learners (PSOL) and End of Course Evaluations (EOCEs), which together account for half of the non-financial component of the targeted incentive. Learner success, measured based upon improvement in new learner cohort persistence over a period of time, accounts for the other half of the non-financial component of the targeted incentive.

In making its annual determination of minimum, target, and maximum payout levels under the annual incentive plan, the Compensation Committee may consider any specific and unusual circumstances facing us during that year.

At the beginning of 2015, the Compensation Committee approved the payout matrix that details payout opportunities based on our company’s achievement of plan objectives for 2015. Both of the learner satisfaction instruments required improvement over prior year baseline in order to achieve any payout on the learner satisfaction portion of the plan. The learner success measure also required improvement over the prior year baseline in order to achieve any level of payout. The 2015 MIP payout levels and actual plan results are described below.

Based on the combined results achieved for each of these plan components, our NEOs earned approximately 23.2% of the targeted incentive opportunity in 2015. A summary of the measures, weights and results achieved is shown in the chart and table below:

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2015 MIP MEASURES, PERFORMANCE & RESULTS
FINANCIAL Threshold 25% Target 100% Maximum 200% Achievement Results Metric Weight Weighted Payout
Revenue (in millions) - - - -
—— 0.0% 40% 0.0%
$432 $440 $452
- - - Operating Income (in millions) - - - 40.2% 40% 16.1%
$66 $71 $78
Priorities Survey for Online Learners (PSOL) —- - -
QUALITY/ LEARNER SATISFACTION
- - - End of Course Evaluations (EOCEs) 0.0% 10% 0.0%
Measurable Improvement Improvement at a 90% statistical confidence level Improvement at a 95% statistical confidence level
(Achievement defined as the lower of these two metrics)
Learner Success (Persistence) - - - - - - 70.8% 10% 7.1%
No decline 200 basis points of Improvement 400 basis points of Improvement
Indicates results achieved Total MIP Payout to Target 23.2%

EXECUTIVE COMPENSATION

The specific targets, goals, ranges and results for the 2015 annual incentive plan are as follows:

Measure	Weight	Threshold 25% Payout	Target 100% Payout	Maximum 200% Payout	2015 Results	2015 Achievement Results	2015 MIP Weighted Payout
Financials*
Revenue (in million $)	40%	$432.0	$440.0	$452.0	$430.3	0.0%	0.0%
Operating Income (in million $)	40%	$66.0	$71.0	$78.0	$67.0	40.2%	16.1%
Quality/Learner Satisfaction
Priorities Survey for Online Learners (PSOL) End of Course Evaluations (EOCEs)	10%	Any improvement in PSOL and in EOCEs over 2014 baseline	Improvement (at 90% confidence level) in PSOL and in EOCEs	Improvement (at 95% confidence level) in PSOL and in EOCEs	PSOL: No improvement EOCEs: Improvement at the 90% confidence level	0.0%	0.0%
Learner Success (Persistence)	10%	No decline over 2014 baseline	200 basis points of Persistence improvement over baseline	400 basis points of Persistence improvement over baseline	120 basis points of Persistence improvement over baseline	70.8%	7.1%
TOTAL MIP PAYOUT TO TARGET							23.2%

*Financial goals and results were determined according to GAAP on a consistent basis with our external reporting.

Long-Term Incentive Plan Awards. In order to drive long-term shareholder value and retain executives, the long-term incentive grants are typically made once annually to eligible executives, in the form of stock options, restricted stock units (RSUs) and long-term performance cash (LTPC). In addition, on a one-time basis in 2013, Mr. Gilligan was granted a five-year Market Stock Unit (MSU) Award, which is more fully described under the heading “2013 Strategic Transformation Award to CEO” on page 31 of this proxy statement. The long-term incentive awards elements for our NEOs are outlined below.

LONG-TERM INCENTIVE AWARDS FOR NEOs
Element	Stock Options	RSUs	LTPC
Weight	1/3 of LTI grant	1/3 of LTI grant	1/3 of LTI grant
Vesting Schedule	Four-year ratable	Three-year cliff	Three-year one-time payout
When Granted	Generally annually	Generally annually	Generally annually
Delivery Format	Equity	Equity	Cash
Type of Performance	Long-term and variable	Long-term and variable	Long-term and variable
Payout Determination	Depends on stock price on exercise date	Depends on stock price on vest date	Financial performance and comparison with peers

Target long-term incentive grant levels are established for each executive based on the benchmarked market for the position and the experience of the incumbent in the role. These targeted amounts are expressed as a percentage of the executive’s base pay and reviewed annually. Actual grant levels each year are then determined considering the specific performance and other factors unique to the period. These adjustment factors ranged from +20% to -25% in 2015, and the overall range of awards granted was 65 to 267% of the NEOs base salary as of the beginning of 2015.

2015 Stock Option Awards

We make annual grants of stock options to our NEOs that represent one-third of their long-term incentive award. Stock options vest ratably over four years, subject to continued employment, and have a 10-year exercise term.

2015 Restricted Stock Unit Awards

We make annual grants of RSUs to our NEOs that represent one-third of their long-term incentive award. RSUs cliff-vest after three years, subject to continued employment.

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2013-2015 Long-Term Performance Cash Awards

To effectively align interests of shareholders, management, and regulators in 2012, we enhanced our Long-Term Incentive Plan with a three-year Long-Term Performance Cash (LTPC) plan. This plan includes both performance-based metrics and a modifier based on our performance compared to our selected education peer group performance. We make annual grants of LTPC awards to our NEOs that represent one-third of their annual long-term incentive award.

Our plan provides participants an opportunity to earn from 0 to 240% of the targeted incentive, depending on the degree to which the company achieved its multi-year performance objectives for cumulative revenue and operating income over the period. Following the end of the three-year performance period, the Compensation Committee may apply a performance modifier calculated by comparing our performance versus the education industry peers for the peer group used at the time the award was granted, and adjusting the portion of the payout attributable to these measures negatively by 10% and positively by up to 20% based on our relative achievement on these measures.

The two performance measures and goals applicable to the 2013-2015 performance period and actual long-term performance cash results are summarized in the chart and table below. Based on the combined results achieved for each of these plan components, participants (including our NEOs) earned 123.2% of the targeted incentive opportunity under the 2013-2015 LTPC plan. The +20% performance modifier was applied because, relative to the education peer group at the point the award was granted (10 companies as shown in the 2013 proxy plus Capella), Capella’s performance was third best of the 11 with regard to revenue growth, and second best of the 11 with regard to operating income growth, which exceeded the standard that the Committee set for the maximum performance modifier.

The specific targets, goals, ranges, and results for the 2013-2015 Long-term Performance Cash award are as follows:

Measure*	Weight	Threshold 25% Payout	Target 100% Payout	Maximum 200% Payout	Performance Modifier		Results	Achievement	Performance Modifier	2013-2015 Plan Payout
Cumulative Revenue (3 year)	50%	$1,155.5	$1,258.5 - $1,294.3	$1,400	Performance vs. Peers	Modifier	$1,267.9	100.0%	1.2x	60.0%
					› Peers = Peers ‹ Peers	x 1.2 x 1.0 x 0.9
Cumulative Operating Income (3 Year)	50%	$123.2	$172.8 – $189.6	$241.2	Performance vs. Peers	Modifier	$192.3	105.3%	1.2x	63.2%
					› Peers = Peers < Peers	x 1.2 x 1.0 x 0.9
Total 2013-2015 LTPC Payout to Target										123.2%

* For purposes of the Long-Term Performance Cash plan, revenue is calculated in accordance with generally accepted accounting principles (GAAP). At the time of the grant, the Committee excluded the compensation cost of Mr. Gilligan’s Strategic Transformation Award for the purposes of defining the targets and determining achievement of the cumulative operating income component.

Since 2013, we have evolved our Long-Term Performance Cash Plan with the following changes:

■	For the 2013-2015 and 2014-2016 LTPC plans, performance metrics were based on three-year cumulative revenue and operating income goals tied to our long-range strategic plan, with each accounting for 50%.

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2013 - 2015 LONG-TERM PERFORMANCE CASH MEASURES, PERFORMANCE & RESULTS
Threshold 50% Target 100% Maximum 200% Achievement Results Metric Weight Performance Modifier Plan Payout
Cumulative Revenue (3 year) (in millions) 100.0% 50% 1.2x 60.0%
$1,155.5 $1,258.5 - $1,294.3 $1,400
Cumulative Operating Income (3 year) (in millions) 105.3% 50% 1.2x 63.2%
$123.2 $172.8 - $189.6 $241.2
Indicates results achieved Total LTPC Payout to Target 123.2%

EXECUTIVE COMPENSATION

■	For the 2013-2015 and 2014-2016 LTPC plans, earned awards were further subject to a -10%/+20% modifier based on our revenue and operating income performance over the three-year performance period relative to our selected education peer group.

■	In 2015, the performance modifier in the LTPC was changed to cumulative Total Shareholder Return (TSR) compared to the full peer group. In addition, the modifier was made symmetrical, so that LTPC awards will be adjusted -20%/+20% based on TSR performance against the peer group.

■	In 2015, the full 20-company peer group, instead of just the education peers, is being used to calculate the 2015–2017 performance modifier based on the peer group update that was performed in late 2014.

Alternative Awards

As needed to attract qualified candidates, we may make a one-time cash award and or a long-term incentive grant at the time of hire. Newly promoted executives may be eligible for a long-term equity grant commensurate with their level at the next regularly scheduled annual grant. At times, our Compensation Committee may identify a need to strengthen retention value for a key executive and do so through a special incentive grant.

For example, in 2015, the Compensation Committee approved the grant of restricted stock units having an aggregate grant date fair value of $325,000 to Mr. Ramstad in connection with the commencement of his employment. One-third of these units will vest on April 1 of 2016, 2017, and 2018. Mr. Ramstad did not receive any other form of long-term incentive in 2015, and the amount of RSU units awarded was based on his targeted long-term incentive grant level (90%) applied to his base salary at time of hire. In addition, because Mr. Ramstad’s resignation from his previous employer resulted in the loss of unvested equity awards, Mr. Ramstad will receive 135% of any long-term incentive award he otherwise would have been granted for the 2016 and 2017 grants. In addition, the definition of Mr. Ramstad’s retirement eligibility will be based on the “Rule of 65,” becoming eligible for the retirement provisions of the cash and equity plans when his age plus years of service is 65 or greater, which will occur in April 2019 for all future awards. Finally, in addition to his base compensation for nine months, and participation in the MIP program for those nine months, he received a one-time cash bonus of $150,000 in consideration for the five months of lost annual incentives, two months of lost long-term incentives, and lost retirement plan contributions resulting from his mid-year transition, which must be repaid on a pro-rata basis if he resigns before April 1, 2016.

Resignation of Mr. Kinney

In addition to our severance plan, which provides certain benefits to our NEOs in the event that their employment is terminated under certain circumstances (to induce our NEOs to remain employed in the event of proposed or anticipated changes at our company and facilitates an orderly transition of responsibilities), we may enter into individual agreements with certain NEOs from time to time to address specific circumstances of an NEO’s departure. In connection with Mr. Kinney’s resignation in late 2015, in exchange for his agreement to cooperate with us for one year to facilitate a smooth transition, and his execution of a customary release of claims, he received the compensation benefits for a termination other than for cause under our severance plan and incentive plans.

2013 Strategic Transformation Award to CEO

During 2013, we were in the midst of a challenging and pivotal period in our sector’s and our company’s history. The Board determined it was central to our shareholders’ interests to ensure our CEO was focused on and rewarded for leading our company through strategic change and delivering long-term shareholder value. In response, in May 2013, our Board granted a Strategic Transformation Award that cliff vests five years after grant, based solely upon the 90-day average closing price for our common stock at vesting. The award was intended to be a special one-time award opportunity and not an ongoing element of annual compensation. Consistent with the intent, no special one-time awards have been granted to our CEO subsequently. The award only vests if our total shareholder return increases at least 50% from the date of grant. The award further serves as an effective retention incentive because the stock price target must be attained in the final 90 days of the five-year performance period. The award is subject to double trigger vesting upon a change-in-control event and forfeiture if termination occurs for any reason other than death, disability, or involuntary termination other than for cause. In addition, the award is subject to a “clawback” provision resulting in forfeiture of the award or repayment of the value of the vested award if Mr. Gilligan engages in conduct inconsistent with our ethical standards.

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Accounting and Tax Impact of Executive Compensation Programs

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the next three most highly compensated executive officers, other than the CFO, who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders).

We generally structure our incentive compensation so that it will be deductible under Section 162(m); however, the Compensation Committee reserves its right to award compensation that is not deductible under Section 162(m) if it determines that it is in our shareholders’ best interest to award such compensation in order to attract and retain our executives.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:
Michael A. Linton, Chair
Rita D. Brogley
David W. Smith
Jeffrey W. Taylor

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Summary Compensation Table

The following table shows, for (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our two other executive officers as of December 31, 2015, and (iv) our former University President, collectively referred to as our Named Executive Officers, or NEOs, information concerning compensation earned for services in all capacities during the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
J. Kevin Gilligan Chief Executive Officer	2015	770,539	-	680,029	660,011	846,418	11,111	2,968,108
	2014	738,652	-	643,986	624,991	821,650	10,730	2,840,009
	2013	688,839	-	3,045,489	520,842	710,903	10,678	4,976,751
Steven L. Polacek Senior Vice President and Chief Financial Officer	2015	443,660	-	308,361	299,257	392,047	10,895	1,454,220
	2014	430,650	-	297,524	288,769	359,459	10,510	1,386,912
	2013	420,812	-	263,564	255,778	325,718	10,492	1,276,364
Renee L. Jackson(4) Vice President and General Counsel	2015	301,154	-	66,316	64,357	34,800	10,800	477,427
	2014	26,538	-	49,947	-	-	8	76,493

Peter M. Ramstad(5) Senior Vice President and Chief Human Resources Officer	2015	272,769	150,000	325,017	-	31,520	10,763	790,069

Scott L. Kinney(6) Former Senior Vice President and University President	2015	369,716	-	98,558	95,621	200,830	45,365	810,090
	2014	385,265	-	136,024	132,017	227,067	10,477	890,850
	2013	376,442	-	135,976	132,002	194,250	10,461	849,131

(1)	Valuation based on the grant date fair value of the awards granted in each fiscal year, calculated in accordance with ASC Topic 718. See Note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2015 for a description of the assumptions used in each year presented. The grant date fair value ($2,508,844) of the Market Stock Award (MSU) granted to Mr. Gilligan in 2013 is calculated by using the Monte Carlo simulation valuation model with the following assumptions: volatility of 45.72% and a risk free interest rate of 0.75%.
(2)	Based on 2015 company performance, annual cash incentive awards were paid out at 23.2% of target incentive opportunity; based on 2013-2015 company performance, long-term cash incentives awards were paid out at 123.2% of target incentive opportunity. Annual cash incentive awards earned for each Named Executive Officer were as follows: Mr. Gilligan—$204,792; Mr. Polacek—$76,901; Ms. Jackson—$34,800; Mr. Ramstad—$31,520; and Mr. Kinney—$42,723. Long-term cash incentive awards earned for each Named Executive Officer were as follows: Mr. Gilligan—$641,626; Mr. Polacek—$315,146; and Mr. Kinney—$158,107.
(3)	Represents the value of our matching contribution to the 401(k) plan accounts of the Named Executive Officers and the premiums we paid for group term life insurance on behalf of the Named Executive Officers. The amounts for 2015 include:
■	For Mr. Gilligan, a 401(k) matching contribution to his account of $10,600 and life insurance premiums paid on his behalf in the amount of $511.
■	For Mr. Polacek, a 401(k) matching contribution to his account of $10,600 and life insurance premiums paid on his behalf in the amount of $295.
■	For Ms. Jackson, a 401(k) matching contribution to her account of $10,600 and life insurance premiums paid on her behalf in the amount of $200.
■	For Mr. Ramstad, a 401(k) matching contribution to his account of $10,600 and life insurance premiums paid on his behalf in the amount of $163.
■	For Mr. Kinney, a 401(k) matching contribution to his account of $10,600 and life insurance premiums paid on his behalf in the amount of $252. In connection with Mr. Kinney’s resignation, his agreement to cooperate with the company for one year to facilitate a smooth transition, and his execution of a customary release of claims, the company has agreed to provide Mr. Kinney the compensation and benefits he would have received for a termination other than for cause under its Senior Executive Severance Plan and incentive plans. In addition to a prorated portion of Mr. Kinney’s annual incentive award, which is disclosed under Non-Equity Incentive Plan Compensation, those amounts paid or accrued in 2015 are included in Mr. Kinney’s All Other Compensation amount and include: $22,621 in salary continuation payments, $9,337 as payment for unused paid time-off, $1,113 for insurance premiums paid on his behalf and $1,442 for outplacement services.
(4)	Ms. Jackson joined the Company on December 1, 2014.
(5)	Mr. Ramstad joined the Company on April 1, 2015. Pursuant to the terms of Mr. Ramstad’s employment, he received a sign-on bonus of $150,000, which is subject to pro-rata repayment if he voluntarily leaves our company with 12 months of receiving the bonus.
(6)	Mr. Kinney resigned as Senior Vice President on November 15, 2015 and as University President on December 10, 2015.

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Grants of Plan-Based Awards in 2015

The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards; Number of Shares of Stock or Units	All Other Option Awards; Number of Securities Underlying Options ($)(8)	Exercise or Base Price of Option Awards ($/Sh)(9)	Grant Date Fair Value of Stock and Option Awards ($)
J. Kevin Gilligan		220,681 (1)	882,724 (2)	1,765,448 (3)
		165,000 (4)	660,000 (5)	1,584,000 (6)
	2/19/2015				10,398 (7)			680,029
	2/19/2015					33,925	65.40	660,011
Steven L. Polacek		82,868 (1)	331,471 (2)	662,941 (3)
		74,813 (4)	299,250 (5)	718,200 (6)
	2/19/2015				4,715 (7)			308,361
	2/19/2015					15,382	65.40	299,250
Renee L. Jackson		37,500 (1)	150,000 (2)	300,000 (3)
		16,088 (4)	64,350 (5)	154,440 (6)
	2/19/2015				1,014 (7)			66,316
	2/19/2015					3,308	65.40	64,357
Peter M. Ramstad		33,966 (1)	135,862 (2)	271,724 (3)

	4/1/2015				4,950 (10)			325,017
Scott L. Kinney		48,854 (1)	195,417 (2)	390,833 (3)
		23,900 (4)	95,600 (5)	229,440 (6)
	2/19/2015				1,507 (7)			98,558
	2/19/2015					4,915	65.40	95,621

(1)	Reflects the cash incentive payout possible under the Management Incentive Plan for 2015, assuming the minimum performance criteria for each component is satisfied, which was 25% of target incentive opportunity.
(2)	Reflects the target cash incentive payout possible under the Management Incentive Plan for 2015 for achievement of 100% of target.
(3)	Reflects the maximum cash incentive payout possible under the Management Incentive Plan for 2015, for achievement in excess of 100% of target and up to the maximum, which was 200% of target incentive opportunity. Based on actual Management Incentive Plan achievement, a payout of 23.2% was earned.
(4)	Reflects the cash incentive payout possible under the Long-Term Performance Cash Plan, assuming the minimum performance criteria for each component is satisfied, which is 25%.
(5)	Reflects the target cash incentive payout possible under the Long-Term Performance Cash Plan, which is 100%.
(6)	Reflects the maximum cash incentive payout possible under the Long-Term Performance Cash Plan, which is 240%.
(7)	Reflects restricted stock units granted under our annual executive grant program. These vest and are settled in the form of common stock on the third anniversary of the date of grant.
(8)	Reflects stock options granted under our annual executive grant program. These vest and become exercisable in 25% increments on each annual anniversary of the date of grant.
(9)	Reflects fair market value on the date of grant.
(10)	Reflects restricted stock units granted. These vest and are settled in the form of common stock in three equal installments on each anniversary of the date of grant.

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Executive Agreement Provisions

The following provisions for individual executive agreements are applicable to understanding the compensation tables.

J. Kevin Gilligan - On January 20, 2009, we entered into an employment agreement with J. Kevin Gilligan, pursuant to which Mr. Gilligan agreed to serve as our Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Gilligan received, among other things: (1) an initial annualized base salary of $575,000, (2) an initial annual incentive compensation award targeted at 100% of his base salary, and (3) 6,000 shares of restricted stock, subject to a two-year ratable vesting period.

On May 7, 2013, we approved a Strategic Transformation Incentive Award (“Award”) for Mr. Gilligan in the form of Market Stock Units (“MSUs”) with a performance feature based on the price of our common stock at the end of a five-year period (“Performance Period”). Key terms of the Award are as follows:

Award structure: The MSUs will vest at different levels based on the 90-day average closing price for our common stock at the end of the Performance Period, plus the per share value of any dividends paid during the Performance Period (“Ending Value”).

■	Minimum and Maximum Vest: If the Ending Value is at or below $32.09 (the 90-day average closing price on the date of grant), then no shares will vest. The maximum number of shares that may vest is 103,972 which would occur if our Ending Value is at or above $48.09. If the Ending Value is between $32.09 and $48.09, shares will vest based on straight line interpolation.

■	Termination Provisions:

■	Voluntary Termination, including Retirement: If Mr. Gilligan voluntarily resigns during the Performance Period, including retirement, then the MSUs will be forfeited.

■	Death, Disability or Involuntary Termination Not for Cause: If Mr. Gilligan dies, becomes disabled or is terminated without cause during the Performance Period, then the MSUs will vest based on an abbreviated Performance Period.

■	Change-in-Control: In the event of a change-in-control, if Mr. Gilligan’s employment is terminated without cause or he resigns for good reason, then the MSUs will vest in full.

Peter M. Ramstad – On January 29, 2015, we entered into an offer letter with Mr. Ramstad, pursuant to which Mr. Ramstad agreed to serve as our Senior Vice President and Chief Human Resources Officer commencing April 1, 2015. Pursuant to the terms of the offer letter, Mr. Ramstad receives, among other things: (1) an initial annualized base salary of $360,000, (2) an initial annual incentive compensation award targeted at 50% of his base salary (prorated for the portion of 2015 after his employment commenced), (3) restricted stock units having an aggregate grant date fair value of $325,000, (4) long-term incentive awards with an aggregate grant date fair value of 90% of his base salary at target, provided Mr. Ramstad will receive 135% of any long-term incentive award he otherwise would have been granted for the 2016 and 2017 grants, (5) a sign-on bonus of $150,000, which is subject to pro-rata repayment if Mr. Ramstad voluntarily leaves our company with 12 months of receiving the bonus, and (6) company-paid parking. Pursuant to his offer letter, all of Mr. Ramstad’s long-term incentive awards will be entitled to the retirement terms described in more detail below if Mr. Ramstad’s age plus years of service equal or exceed 65.

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Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2015.

		Option Awards				Stock Awards		Equity Incentive Plan Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Kevin Gilligan	5/11/2010	40,350		89.09	5/10/2017 (1)
	5/10/2011	53,380		50.53	5/9/2018 (1)
	2/22/2012	22,054	7,351	41.07	2/21/2022 (1)
	2/21/2013	20,893	20,892	32.26	2/20/2023 (1)
	2/20/2014	7,979	23,934	64.99	2/19/2024 (1)
	2/19/2015		33,925	65.40	2/18/2025 (1)
	2/21/2013					16,635	768,870 (2)
	5/7/2013							103,972 (3)	4,805,586 (3)
	2/20/2014					9,909	457,994 (2)
	2/19/2015					10,398	480,596 (2)
Steven L. Polacek	5/10/2011	24,785		50.53	5/9/2018 (1)
	2/22/2012	9,679	3,226	41.07	2/21/2022 (1)
	2/21/2013	10,260	10,260	32.26	2/20/2023 (1)
	2/20/2014	3,687	11,058	64.99	2/19/2024 (1)
	2/19/2015		15,382	65.40	2/18/2025 (1)
	2/21/2013					8,170	377,617 (2)
	2/20/2014					4,578	211,595 (2)
	2/19/2015					4,715	217,927 (2)
Renee L. Jackson	2/19/2015		3,308	65.40	2/18/2025 (1)
	12/10/2014					730	33,741 (4)
	2/19/2015					1,014	46,867 (2)
Peter M. Ramstad	4/1/2015					4,950	228,789 (5)
Scott L. Kinney (6)	2/22/2012	8,453		41.07	3/10/2016 (1)
	2/21/2013	5,296		32.26	3/10/2016 (1)
	2/20/2014	1,686		64.99	3/10/2016 (1)

(1)	Vests and becomes exercisable in 25% increments on each yearly anniversary of the date of the grant.
(2)	Vests on the third anniversary of the date of grant.
(3)	Vests on the fifth anniversary of the date of grant.
(4)	Vests on the second anniversary of the date of grant.
(5)	Vests in three equal increments on each yearly anniversary of the date of grant.
(6)	In connection with Mr. Kinney’s termination of employment, his unvested equity awards were forfeited and his vested stock options will expire on March 10, 2016.

Option Exercises and Stock Vested in Fiscal Year 2015

The following table sets forth certain information concerning stock option exercises and vesting of stock awards for the Named Executive Officers in 2015.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Kevin Gilligan	—	—	17,760	1,087,949
Steven L. Polacek	—	—	5,335	347,575
Renee L. Jackson	—	—	—	—
Peter M. Ramstad	—	—	—	—
Scott L. Kinney	—	—	4,655	303,273

(1)	The value realized on vesting is calculated as the closing price of the shares on the release date.

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Potential Payments Upon Termination or Change-in-Control

On September 11, 2007, we established the Capella Education Company Senior Executive Severance Plan, referred to as the Senior Executive Severance Plan, to provide severance pay and other benefits to certain eligible employees. To be eligible for the Senior Executive Severance Plan, the employee must: (1) be designated as a participant in writing by our Chief Executive Officer, (2) be in a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, (3) have completed 90 days of service with us from the most recent date of hire, (4) have their employment terminated under certain circumstances, (5) not be a participant in the Executive Severance Plan applicable to certain other employees and (6) execute a release. The release contains non-competition and non-solicitation provisions that apply for a period of 12 months post-termination of employment, and confidentiality provisions that apply indefinitely following termination of employment. As of December 31, 2015, the participants in the Senior Executive Severance Plan included our Chief Executive Officer and Chairman of the Board of Directors and all senior vice president and vice president-level employees, including all of the Named Executive Officers in the Summary Compensation Table.

Under the Senior Executive Severance Plan, as amended on December 13, 2007 and August 14, 2008, a qualifying severance event occurs if, unrelated to a change-in-control, there is an involuntary termination other than for cause. A qualifying event also occurs in the event there is a change-in-control, and there is a voluntary termination of employment for good reason or an involuntary termination other than for cause, within 24 months following the change-in-control. Participants who experience a qualifying severance event will be eligible to receive severance benefits, based on their termination event, including severance pay equal to 12 months of base salary (or 24 months, if following a change-in-control), outplacement assistance for up to 12 months and continuation coverage under certain employee benefit plans for up to 12 months (or up to 18 months, if following a change-in-control), subject to adjustments as provided below. For employee benefit plan continuation, the departed employee must pay the employee portion of applicable premiums during the applicable continuation period, just as he/she would have paid during his/her employment. In situations involving a qualifying termination within 24 months of the change-in-control event, a participant (except the Chief Executive Officer) will also receive payment of 200% of any targeted bonus for the year of termination. Severance pay is paid bi-weekly in accordance with our standard payroll practices over the number of months upon which severance pay is based. However, amounts payable during the first six months following the participant’s termination may be limited, as necessary to be an “involuntary separation pay plan” under Internal Revenue Code Section 409A.

To further comply with Internal Revenue Code Section 409A, if a participant has a qualifying severance event in his/her first calendar year of employment with the company, any amounts otherwise payable to said participant under the Senior Executive Severance Plan during the first six months following termination will be paid by March 15th of the calendar year following the calendar year in which the participant terminated employment.

We have also provided specific severance benefits to certain of our executives under such executives’ employment and plan grant agreements, which are described below. The Senior Executive Severance Plan provides that any employment agreement that specifically provides for the payment of severance benefits will remain in full force and effect and that any amounts due and payable under the Senior Executive Severance Plan will be reduced or offset by any similar amounts payable due to termination under an employment agreement.

Our Board of Directors, Chief Executive Officer or any other individual or committee to whom such authority has been delegated may amend or terminate the Senior Executive Severance Plan (the “Plan”). The Plan cannot be amended to reduce benefits or alter Plan terms, except as may be required by law, for a period of 24 months following a change-in-control, as defined in the Plan. In addition, the Plan provides that any amendment to the Plan or termination of the Plan, adopted within six months prior to a change-in-control will become null and void upon the change-in-control event. The Senior Executive Severance Plan will terminate immediately upon our filing for relief in bankruptcy or on such date as an order for relief in bankruptcy is entered against us.

For purposes of the Senior Executive Severance Plan, certain terms are defined as follows:

■	“Cause” means (1) employee’s commission of a crime or other act that could materially damage our reputation; (2) employee’s theft, misappropriation or embezzlement of our property; (3) employee’s falsification of records maintained by us; (4) employee’s failure substantially to comply with our written policies and procedures as they may be published or revised from time to; (5) employee’s misconduct directed toward learners, employees or adjunct faculty; or (6) employee’s failure substantially to perform the material duties of employee’s employment, which failure is not cured within 30 days after written notice from us specifying the act of non-performance.

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■	“Good Reason” means (1) the demotion or reduction of the executive’s job responsibilities upon a Change-in-Control; (2) executive’s total target compensation is decreased by more than 10% in a 12 month period; or (3) a reassignment of executive’s principal place of work, without their consent, to a location more than 50 miles from their principal place of work upon a Change-in-Control. To be eligible for benefits, the executive must terminate employment for Good Reason within 24 months after the date of the qualified Change-in-Control. In addition, the executive must have provided written notice to us of the asserted Good Reason not later than 30 days after the occurrence of the event on which Good Reason is based and at least 30 days prior to executive’s proposed termination date. We may take action to cure executive’s stated Good Reason within this 30-day period. If we take action, executive will not be eligible for Plan benefits if the executive voluntarily terminates.

■	A “Change-in-Control” shall be deemed to occur if any of the following occur:

(1)	Any person or entity acquires or becomes a beneficial owner, directly or indirectly, of securities of Capella representing 35% or more of the combined voting power of our then outstanding voting securities, subject to certain exceptions;

(2)	A majority of the members of our Board of Directors shall not be continuing directors, for which purpose continuing directors are generally those directors who were members of our board at the time we adopted the Plan and those directors for whose election our Board of Directors solicited proxies or who were elected or appointed by our Board of Directors to fill vacancies caused by death or resignation or to fill newly-created directorships;

(3)	Approval by our shareholders of a reorganization, merger or consolidation or a statutory exchange of our outstanding voting securities unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of our voting securities and shares immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of our voting securities and shares, as the case may be; or

(4)	Approval by the shareholders of (x) a complete liquidation or dissolution of our company or (y) the sale or other disposition of all or substantially all of our assets (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 65% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of our voting securities and shares immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of our voting securities and shares, as the case may be.

J. Kevin Gilligan Employment Agreement. Under the terms of our employment agreement with Mr. Gilligan, in the event of Mr. Gilligan’s involuntary termination of employment without Cause, as defined in the Senior Executive Severance Plan, the severance payable to Mr. Gilligan shall be not less than an amount equal to three times Mr. Gilligan’s annualized base salary in effect immediately prior to the date of termination of Mr. Gilligan’s employment.

J. Kevin Gilligan Strategic Transformation Award. Under the terms of Mr. Gilligan’s market stock award, (i) if Mr. Gilligan voluntarily resigns during the performance period, including retirement, then the MSUs will be forfeited; (ii) if Mr. Gilligan dies, becomes disabled or is terminated without cause during the term of the award, then the MSUs will vest based on an abbreviated performance period; and (iii) in the event of a change-in-control, if Mr. Gilligan’s employment is terminated without cause or he resigns for good reason, then the MSUs will vest in full.

Scott Kinney Separation Agreement. In connection with Mr. Kinney’s resignation, we entered into a separation and release agreement with him, pursuant to which he agreed to cooperate with us for one year to facilitate a smooth transition and executed a customary release of claims. In exchange, we agreed to provide him with the compensation and benefits he would have received for a termination other than for cause under our Senior Executive Severance Plan and incentive plans. These payments and benefits include: (i) an amount equal to his annual base salary, paid in installments in accordance with our regular payroll schedule, (ii) up to twelve months of outplacement assistance, (iii) up to twelve months of continuation coverage for health, dental and basic life insurance, (iv) a prorated portion of any payout under his annual incentive award, based on actual results, for fiscal 2015, and (v) a prorated portion of his

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long-term performance cash awards, based on actual results, for the three-year performance periods ending in fiscal 2015, 2016 and 2017.

Annual Management Incentive/Long-Term Performance Cash Grants. Under the terms of our annual management incentive grants and long-term performance cash grants, commencing with awards issued in 2012, in the event an executive’s employment terminates due to Retirement (defined as earlier of age 65 or age 55 with seven years of service or, in the case of Mr. Ramstad, when his age plus years of service equal or exceed 65), Disability (as defined in our 2011 shareholder approved Omnibus Incentive Bonus Plan) or involuntary termination without Cause (as defined in the Senior Executive Severance Plan) during the performance period, the executive will be eligible to receive a prorated portion of the final calculated payment under the grant when payments are made to other participants following the end of the performance period.

Under the terms of our long-term performance cash grants, commencing with awards issued in 2012, in the event an executive’s employment terminates in connection with a Change-in-Control (as defined in the Senior Executive Severance Plan), then the executive will be eligible to receive a pro-rata payment, paid at achieved performance based on the truncated performance cycle following valuation at close.

For purposes of the following tables, certain terms, such as “cause,” “good reason,” and “change-in-control” are defined in the Senior Executive Severance Plan as described above, or, if the definition is more favorable to the executive, as such term is defined in any letter agreement between us and the executive, which are also described above.

In the event that an involuntary termination of the employment of a Named Executive Officer other than for cause had occurred (assuming a change-in-control had not occurred) on December 31, 2015, the following amounts would have been paid to each Named Executive Officer:

Name	Base Salary Payment Amount ($)(1)	Target or Earned Bonus Compensation Payment Amount ($)(2)	Value of Accelerated Awards ($)		Estimated Value of Outplacement Assistance ($)	Value of Insurance Premiums for Health, Dental and Life Insurance Continuation ($)(3)	Total ($)
J. Kevin Gilligan	2,317,500	1,483,085	4,805,586	(4)	25,000	14,360	8,645,531
Steven L. Polacek	444,800	684,330	-		25,000	21,735	1,175,865
Renee L. Jackson	300,000	56,250	-		25,000	7,487	388,737
Peter M. Ramstad	360,000	31,520	-		25,000	21,684	438,204
Scott L. Kinney (5)	392,100	314,374	-		25,000	19,297	750,771

(1)	Equal to 12 months of base salary in effect on December 31, 2015 for all Named Executive Officers, except equal to three times annualized base salary for Mr. Gilligan.
(2)	Equal to 2013-2015 Long-Term Performance Cash awards earned at 123.2% of target, annual incentive awards earned at 23.2% of target, and 2014-2016 and 2015-2017 Long-Term Performance Cash awards paid pro-rata at target.
(3)	Reflects the employer share of the premiums for our insurance plans for 12 months.

■	For Mr. Gilligan, includes medical insurance premiums of $13,474; dental insurance premiums of $423; and life insurance premiums of $463.
■	For Mr. Polacek, includes medical insurance premiums of $20,653; dental insurance premiums of $815; and life insurance premiums of $267.
■	For Ms. Jackson, includes medical insurance premiums of $6,697; dental insurance premiums of $610; and life insurance premiums of $180.
■	For Mr. Ramstad, includes medical insurance premiums of $20,653; dental insurance premiums of $815; and life insurance premiums of $216.
■	For Mr. Kinney, includes medical insurance premiums of $18,246; dental insurance premiums of $815; and life insurance premiums of $236.
(4)	Under the terms of Mr. Gilligan’s MSU Award, the MSUs vest based on an abbreviated performance period in the event of involuntary termination other than for cause.
(5)	In connection with Mr. Kinney’s resignation, his agreement to cooperate with the company for one year to facilitate a smooth transition, and his execution of a customary release of claims, the company has agreed to provide Mr. Kinney the compensation and benefits he would have received for a termination other than for cause under its Senior Executive Severance Plan and incentive plans. Accordingly, the amounts reported for Mr. Kinney represent the actual amounts he is entitled to receive in connection with termination of his employment. The terms of Mr. Kinney’s separation and release agreement are described above under the heading “Scott Kinney Separation Agreement.”

39   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

EXECUTIVE COMPENSATION

If, on December 31, 2015, a Named Executive Officer voluntarily terminated his or her employment within 24 months of a change-in-control for good reason, or if the employment of a Named Executive Officer was involuntarily terminated other than for cause within 24 months of a change-in-control, the following amounts would have been paid to each Named Executive Officer:

Name	Base Salary Payment Amount ($)(1)	Target or Earned Bonus Compensation Payment Amount ($)(2)	Value of Accelerated Options ($)(3)(4)	Value of Accelerated Awards ($)(5)	Estimated Value of Outplacement Assistance ($)	Value of Insurance Premiums for Health, Dental and Life Insurance Continuation ($)(6)	Total ($)
J. Kevin Gilligan	1,545,000	3,055,043	329,510	6,513,045	25,000	21,541	11,489,139
Steven L. Polacek	889,600	1,274,629	159,844	807,140	25,000	32,602	3,188,815
Renee L. Jackson	600,000	321,450	-	80,608	25,000	11,230	1,038,288
Peter M. Ramstad	720,000	360,000	-	228,789	25,000	32,526	1,366,315

(1)	Equal to 24 months of base salary in effect on December 31, 2015 for all Named Executive Officers. Amounts would be paid in bi-weekly installments over the term of the severance period (calculated as the number of months during which the participant is entitled to receive base salary), subject to any six-month delay in payments to comply with Section 409A.
(2)	Equal to 2013-2015 Long-Term Performance Cash awards earned at 123.2% of target; pro-rata payment of 2014-2016 and 2015-2017 Long-Term Performance Cash awards paid at target based on truncated performance cycle; and two times the target annual incentive award for fiscal 2015. Amounts would be paid in a lump sum upon termination, subject to any six-month delay in payments to comply with Section 409A.
(3)	Based on the closing price of our common stock on December 31, 2015, the last trading day of fiscal 2015, of $46.22.
(4)	Under the 2005 Stock Incentive Plan, options vest in full if a termination of employment occurs within three years of the change-in-control.
(5)	Under the 2014 Equity Incentive Plan and the 2005 Stock Incentive Plan, forfeiture provisions on restricted stock cease if a termination of employment occurs within one or two years, respectively, of the change-in-control. In addition, Mr. Gilligan’s MSUs vest in full if a termination of employment occurs following a change-in-control.
(6)	Reflects the employer share of the premiums for our insurance plans for 18 months, as follows:

■	For Mr. Gilligan, includes medical insurance premiums of $20,211; dental insurance premiums of $635; and life insurance premiums of $695.
■	For Mr. Polacek, includes medical insurance premiums of $30,979; dental insurance premiums of $1,222; and life insurance premiums of $401.
■	For Ms. Jackson, includes medical insurance premiums of $10,045; dental insurance premiums of $916; and life insurance premiums of $269.
■	For Mr. Ramstad, includes medical insurance premiums of $30,979; dental insurance premiums of $1,222; and life insurance premiums of $325.

Summary of Other Provisions—Termination of Employment

Disability Termination. Executive officers whose employment terminates due to disability have the following provisions specific to the termination event:

■	70% of any unused paid time off balance at the time of termination will be paid out.

■	Under the terms of our long-term disability insurance plan, assuming the executive has enrolled, the executive is entitled to receive 60% of their regular base salary, up to a maximum of $10,000 a month, for as long as they are classified as disabled by the insurance company. Such amounts will be paid by the insurance company under the terms of our insured plan.

Name	Value of Accelerated Options at 12/31 ($)(1)	Value of Accelerated Stock Awards at 12/31 ($)(2)	Value at Target of Performance Cash Paid Pro-Rata ($)(3)	Value of MIP ($)(4)	Total ($)
J. Kevin Gilligan	329,510	6,513,045	636,667	204,792	7,684,014
Steven L. Polacek	159,844	807,140	292,283	76,901	1,336,168
Renee L. Jackson	-	80,608	21,450	34,800	136,858
Peter M. Ramstad	-	228,789	-	31,520	260,309
Scott L. Kinney	-	-	-	-	-

(1)	Under the terms of our equity incentive plans, all unvested options immediately vest upon termination, and the employee has up to one year post-termination to exercise options before expiration. These are the values of the accelerated options if a termination due to disability had occurred on December 31, 2015.

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EXECUTIVE COMPENSATION

(2)	Under the terms of our equity incentive plans and our restricted stock unit (RSU) grant agreements, for any awards issued prior to 2012, a pro-rata portion of the RSUs vest upon disability, calculated through the date the recipient ceases to be an employee. For any awards issued during or after 2012, the entire portion vests upon disability. These are the values of the accelerated stock awards if a termination due to disability had occurred on December 31, 2015.

(3)	Under the terms of our Long-Term Cash Plans, a pro-rata portion is earned of the final calculated payment, calculated through the number of months completed of the performance period. These are the values of the LTCP incentive award paid if a termination due to disability had occurred on December 31, 2015.

(4)	Under the terms of the Management Incentive Plan, a pro-rata portion is earned of the final calculated payment, calculated through the number of months completed of the performance period. These are the values of the MIP incentive awards paid if a termination due to disability had occurred on December 31, 2015.

Retirement. Senior executive officers (which currently include all executives at or above the vice president level, including each of the Named Executive Officers) whose employment terminates due to retirement (defined as earlier of age 65 or age 55 with seven years of service or, in the case of Mr. Ramstad, when his age plus years of service equal or exceed 65) have the following provisions specific to the termination event:

■	70% of any unused paid time off balance at the time of termination will be paid out.

■	Under the terms of our 2014 Equity Incentive Plan and our 2005 Stock Incentive Plan, for any awards issued during or after 2012, unvested options and RSUs will continue to vest, and for option awards the employee may exercise until the expiration date of the awards. Under the terms of our 2005 Stock Incentive Plan, for any awards issued prior to 2012, the employee has up to one year post-termination to exercise any vested options which were vested as of the termination date.

■	Under the terms of the Management Incentive Plan and our Long-Term Performance Cash Plans, a pro-rata portion is earned of the final calculated payment, calculated based on the number of months completed of the performance periods.

■	The executive will be eligible to take a distribution consistent with reaching normal retirement age, and the provisions specified in the 401(k) retirement savings plan, from his or her account balance.

Death. In the event that the employment of a Named Executive Officer had occurred due to death on December 31, 2015, the following amounts would have been paid to the Named Executive Officer’s estate:

Name	Value of Accelerated Options at 12/31 ($)(1)	Value of Accelerated Stock Awards at 12/31 ($)(2)	Value at Target of Performance Cash Paid Pro-Rata ($)(3)	Value of MIP at Target ($)(4)	Total ($)
J. Kevin Gilligan	329,510	6,513,045	636,667	882,724	8,361,946
Steven L. Polacek	159,844	807,140	292,283	331,471	1,590,737
Renee L. Jackson	-	80,608	21,450	150,000	252,058
Peter M. Ramstad	-	228,789	-	135,862	364,651
Scott L. Kinney	-	-	-	-	-

(1)	Upon death, all stock options issued under the 2014 Equity Incentive Plan and the 2005 Stock Incentive Plan become immediately exercisable, and remain exercisable for up to one year following the event. These are the values of the options if a termination due to death had occurred on December 31, 2015.

(2)	Under the terms of our equity incentive plans and our restricted stock unit (RSU) grant agreements, for any awards issued prior to 2012, a pro-rata portion of the RSUs vest upon death, calculated through the date of death. For any awards issued during or after 2012, the entire portion vests upon death. These are the values of awards if a termination due to death had occurred on December 31, 2015.

(3)	Under the terms of our Long-Term Cash Plans, a pro-rata portion is earned of the target award, calculated through the number of months completed of the performance period. These are the values of incentive awards paid if a termination due to death had occurred on December 31, 2015.

(4)	Under the terms of the Management Incentive Plan, a pro-rata portion is earned of the target award, calculated through the number of months completed of the performance period. These are the values of incentive awards paid if a termination due to death had occurred on December 31, 2015.

41   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

The following table shows, for the fiscal year ended December 31, 2015, all compensation that our company paid to our directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Rita D. Brogley	61,000	100,022	161,022
H. James Dallas (2)	42,500	100,022	142,522
Matthew W. Ferguson	55,000	100,022	155,022
Michael A. Linton	68,125	100,022	168,147
Michael L. Lomax	55,000	100,022	155,022
Jody G. Miller	62,000	100,022	162,022
Stephen G. Shank	55,000	100,022	155,022
David W. Smith	72,500	100,022	172,522
Jeffrey W. Taylor	65,000	100,022	165,022
Darrell R. Tukua	72,000	100,022	172,022

(1)	Fees reflect annual retainer and committee chairperson fees, which were paid quarterly. These fees were the only cash compensation paid to any director in 2015.
(2)	Mr. Dallas joined our Board of Directors effective May 5, 2015.

The following table shows the aggregate number of shares underlying outstanding stock options held by persons who served on our Board during 2015.

Name	Shares Underlying Outstanding Stock Option Awards (#)	Exercisable (#)	Unexercisable (#)	Shares Underlying Outstanding Stock Awards not Vested (#)
Rita D. Brogley	-	-	-	1,894
H. James Dallas	-	-	-	1,894
Matthew W. Ferguson	-	-	-	1,894
Michael A. Linton	-	-	-	1,894
Michael L. Lomax	-	-	-	3,621
Jody G. Miller	-	-	-	1,894
Stephen G. Shank	-	-	-	3,621
David W. Smith	-	-	-	3,621
Jeffrey W. Taylor	-	-	-	3,621
Darrell R. Tukua	-	-	-	1,894

In 2015, Frederick W. Cook & Co. conducted a review of market data for non-employee director compensation, and concluded that our director compensation, which had not been modified since 2013, lagged our peer group. Upon review, the Compensation Committee approved certain changes to our non-employee director compensation program, which changes were effective beginning in the third quarter of fiscal 2015. The table below summarizes our non-employee director cash compensation program in effect during 2015:

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DIRECTOR COMPENSATION

Cash Retainer Amounts	First and Second Quarters of 2015	Commencing Third Quarter of 2015
Annual	$50,000	$60,000
Lead Director	$15,000	$20,000
Audit Committee Chair	$17,000	$17,000
Compensation Committee	$8,500	$11,750
Governance Committee and Finance Committee Chairs	$6,000	$8,000
Membership on Three Committees/Councils	$6,000	$6,000

All cash retainers are paid in quarterly installments, and each non-employee director has the option to receive stock options in lieu of cash compensation; in 2015, no directors made this election.

Each non-employee director also received restricted stock units valued at approximately $100,000, which vest in one year.

Each non-employee director may elect to defer receipt of shares of common stock issuable upon settlement of restricted stock units in the form of deferred stock units that will be settled in shares of common stock when the director’s service on the Board terminates.

The Compensation Committee believes that a balance of equity and cash compensation for non-employee directors is the most appropriate way to compensate them for Board service. Providing the non-employee director the ability to elect equity in lieu of any or all cash compensation also offers some flexibility to the individual members. Equity compensation also aligns the Board member’s interests with our shareholders.

Director Stock Ownership Guidelines

Our Corporate Governance Principles include stock ownership guidelines for our non-employee directors. Under these guidelines, each such director should continue to hold the amount of equity compensation that he or she has been granted by us for service as a director over the past five years, excluding any equity compensation that would have been paid in cash but for the director electing to receive equity. Directors may also sell a sufficient number of shares to cover anticipated tax liability. Exceptions to these guidelines must be authorized in advance by the Governance Committee. As with our executive stock ownership guidelines, we believe these guidelines for directors promote alignment between the interests of our corporate leadership and our shareholders. All of our current directors are in compliance with these guidelines.

43   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

PROPOSAL NO. 4

Proposal No. 4—Re-approval of the Capella Education Company Incentive Bonus Plan, as Amended

Our Board of Directors, upon recommendation of the Compensation Committee, approved the Capella Education Company Incentive Bonus Plan (the “Plan”) on February 23, 2011, and our shareholders approved the Plan on May 10, 2011. The Plan was designed so that certain payments under the Plan could comply with Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid to our covered officers to $1 million per year unless such compensation constitutes “performance-based compensation.” To constitute “performance-based compensation,” shareholders must approve the material terms of the performance targets and re-approve those material terms every five years.

Our Board of Directors recommends shareholders re-approve the Plan, as amended, in the form attached as Exhibit A to this proxy statement so that certain amounts paid under the Plan will continue to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code. Re-approval of the Plan, as amended, by our shareholders is a condition to the receipt by participants of any future payments under the Plan.

The purpose of the Plan is to tie compensation directly to performance metrics that we believe are important to our shareholders. The Plan provides cash awards to eligible management-level employees to encourage them to produce a superior return for our shareholders and to encourage those members to remain in the employ of Capella Education Company.

The Plan, as proposed to be re-approved by our shareholders, is identical to the Plan currently in effect except as follows:

•	The Plan incorporates certain administrative changes to reflect our current practices, such as changing the definition of “Retirement.”

•	The Plan, as amended, clarifies that the Committee (as defined below) has authority to adjust performance targets to equitably reflect the impact of unusual or infrequent events, changes in applicable tax laws or accounting principles or changes in corporate capitalization.

•	Under the Plan, as amended, the Committee may provide in an award agreement that, in the event of a Change in Control (as defined in the Senior Executive Severance Plan), a participant shall be entitled to receive a prorated portion, based on the methodology set forth in the award agreement, of a payment under an award on terms set forth in the award agreement.

The following is a summary of the material terms of the Plan, as amended.

Administration. The Compensation Committee, all of whose members are independent directors, will administer the Plan to the extent that awards relate to eligible management-level employees, and the Executive Committee will administer the Plan to the extent that awards relate to our Chief Executive Officer. The Compensation Committee and the Executive Committee, as applicable, are collectively referred to as the “Committee.” The Committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the Plan, as it considers appropriate, to eligible management-level employees. The Committee will have authority to interpret all provisions of the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate its Plan administration authority to our Chief Executive Officer and Vice President of Human Resources with regard to eligible management-level employees who are not executive officers. Awards granted pursuant to such delegated authority will be made consistent with the criteria established by the Committee and will be subject to any other restriction placed on the delegation by the Committee.

Eligibility. Any management-level employee designated by the Committee from time to time is eligible to participate in the Plan. The Committee determines which management-level employees will participate in the Plan for a given year or other performance period. Criteria considered by the Committee when selecting management-level employees include scope and level of responsibility, organizational impact, internal equity and external competitiveness. Awards for management-level employees who work less than full time will be prorated accordingly.

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PROPOSAL NO. 4

Determination of Performance Targets. Awards may be based on one or more of the following performance targets chosen by the Committee:

•	net revenue;

•	stock price;

•	market share;

•	sales;

•	earnings per share;

•	return on equity;

•	costs;

•	operating income;

•	net income before interest, taxes, depreciation and/or amortization;

•	net income;

•	return on operating assets or levels of cost savings;

•	earnings before taxes;

•	net earnings;

•	asset turnover;

•	total shareholder return;

•	pre-tax, pre-interest expense return on invested capital;

•	return on incremental invested capital;

•	free cash flow;

•	cash flow from operations;

•	customer satisfaction (i.e., learner satisfaction); and

•	learner success.

The foregoing metrics must be calculated and measured in an objective manner. In addition to the foregoing metrics, for any award, or portion of an award, to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance targets may include any other measures as the Committee may determine.

The Committee may select different performance targets for different participants in any performance period. In connection with establishing performance targets applicable to any performance period, the Committee may adjust the performance targets on which they are based to equitably reflect, in the Committee’s judgment, the impact of (i) events during the performance period that are unusual in nature or infrequently occurring (including, but not limited to, acquisitions, divestitures, restructuring activities or asset write-downs); (ii) changes in applicable tax laws or accounting principles; or (iii) equity restructurings, reorganizations or other changes in corporate capitalization. In addition to selecting the performance targets, the Committee will also approve the level of attainment required to earn a payment under an award. The required level of attainment can be measured as an absolute amount, on a per share basis, as a change from a prior performance period or relative to a designated peer group or index of comparable companies. The performance targets may be tied to corporate, group, unit, division, affiliate or individual performance. The Committee also selects the performance period over which the performance will be measured.

Determination of Cash Incentive Amounts. The degree of attainment for each participant to receive an award will be determined by the Committee. At the end of the performance period, the Committee will certify in writing the degree to which performance targets were attained and the awards payable to the participants. The participants will receive payment in cash as soon as practicable, but in no event later than two and a half months after the performance period. At any time during the performance period, the Committee has discretion to amend the performance targets to reflect material adjustments in or changes to our policies, to reflect material corporate changes such as mergers or

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PROPOSAL NO. 4

acquisitions and to reflect such other events having a material impact on the performance targets, so long as such adjustments to awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will not disqualify the award.

Maximum Payments. The maximum amount payable with respect to awards granted to any one covered officer during any calendar year shall not exceed $8 million.

Amendments. The Board of Directors may at any time terminate, suspend or modify the Plan and the terms and provisions of any award to any participant that has not been paid. Amendments are subject to approval of the shareholders only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Internal Revenue Code.

Tax Matters. As described above, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation.” One of the conditions for qualification as “performance-based compensation” is that the shareholders must approve the material terms of the performance targets and re-approve those material terms every five years. Certain amounts paid under awards granted under the Plan may, under current tax law, qualify as performance-based compensation if shareholders approve the Plan.

Plan Benefits. For the plan year ending December 31, 2016, the Committee has selected each of the company’s executive officers and certain other employees as participants in the Plan. The actual amount payable to each of the foregoing is currently not determinable, as it will depend upon performance relative to the performance goals established for the 2016 plan year, and is subject to the Committee’s authority to reduce the ultimate payment in its discretion. For information regarding award payments made to our Named Executive Officers for the 2015 plan year, see the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 33.

Our Board of Directors, upon recommendation of the Compensation Committee, recommends that shareholders re-approve the Plan, as amended.

46   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 7, 2016 by:

■	each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), who is known to own beneficially more than 5% of the outstanding shares of our common stock;

■	each current director and director nominee;

■	each of the Named Executive Officers; and

■	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of March 7, 2016, are deemed to be outstanding and beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated in the notes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Percentage of ownership is based on 11,729,526 shares of our common stock outstanding on March 7, 2016. All fractional common share amounts have been rounded to the nearest whole number. The address for each executive officer and director is Capella Education Company, Capella Tower, 225 South 6th Street, 9th Floor, Minneapolis, Minnesota 55402.

47   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

SECURITIES OWNERSHIP

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
5% Shareholders
BlackRock, Inc.(a) 55 East 52nd Street New York, NY 10055	1,073,001	9.15%
Renaissance Technologies(b) 800 Third Avenue New York, NY 10022	945,100	8.06%
T. Rowe Price Associates, Inc.(c) 100 E. Pratt Street Baltimore, MD 21202	897,110	7.65%
The Vanguard Group, Inc.(d) 100 Vanguard Blvd. Malvern, PA 19355	877,793	7.48%
Royce & Associates, LLC(e) 745 Fifth Avenue New York, NY 10151	861,071	7.34%
Makaira Partners LLC(f) 7776 Ivanhoe Avenue, #250 La Jolla, CA 92037	696,551	5.94%
Directors and Named Executive Officers
Rita D. Brogley (g)	1,894	*
H. James Dallas(h)	3,753	*
Matthew W. Ferguson(i)	1,894	*
J. Kevin Gilligan(j)	234,951	1.97%
Renee L. Jackson(k)	827	*
Scott L. Kinney(l)	17,061	*
Michael A. Linton(m)	8,641	*
Michael L. Lomax(n)	7,123	*
Jody G. Miller(o)	10,206	*
Steven L. Polacek(p)	82,869	*
Peter M. Ramstad(q)	1,650	*
Stephen G. Shank(r)	352,941	3.01%
David W. Smith(s)	26,036	*
Jeffrey W. Taylor(t)	17,000	*
Darrell R. Tukua(u)	14,116	*
All directors and executive officers as a group (15 persons)(v)		6.50%

*	Less than 1%
(a)	Based on a Schedule 13G/A filed under the Exchange Act on January 26, 2016, reporting beneficial ownership as of December 31, 2015. The securities are beneficially owned by BlackRock Fund Advisors, a subsidiary of BlackRock, Inc. and reports having sole voting power over 1,043,945 shares and sole dispositive power over 1,073,001 shares.
(b)	Based on a Schedule 13G/A filed under the Exchange Act on February 11, 2016, reporting beneficial ownership as of December 31, 2015. The securities are beneficially owned by Renaissance Technologies, LLC on behalf of itself and its direct and indirect subsidiary, Renaissance Technologies Holdings Corporation.
(c)	Based on a Schedule 13G filed under the Exchange Act on February 12, 2016, reporting beneficial ownership as of December 31, 2015. T. Rowe Price Associates, Inc. (“Price Associates”) reports having sole voting power over 256,410 shares and sole dispositive power over 897,110 shares, but Price Associates is not the beneficial owner of the securities, which beneficial ownership is expressly denied by Price Associates. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

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SECURITIES OWNERSHIP

(d)	Based on a Schedule 13G/A filed under the Exchange Act on February 10, 2016, The Vanguard Group, Inc. reports having sole voting power over 26,246 shares, and shared dispositive power over 25,387 shares and sole dispositive power over 852,406 shares as of December 31, 2015. Of the 852,406 shares beneficially owned, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 25,387 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 859 shares.
(e)	Based on a Schedule 13G filed under the Exchange Act on January 12, 2016, reporting beneficial ownership as of December 31, 2015. The securities are beneficially owned by Royce & Associates, LLC, having sole voting and sole dispositive power over the shares.
(f)	Based on a Schedule 13G filed under the Exchange Act on February 16, 2016, reporting beneficial ownership as of December 31, 2015. The securities are beneficially owned by Makaira Partners LLC, having sole voting and sole dispositive power over the shares.
(g)	Consists of 1,894 shares underlying restricted stock units granted to Ms. Brogley that are subject to acquisition within 60 days.
(h)	Consists of (1) 1,859 shares held by Mr. Dallas and (2) 1,894 shares underlying restricted stock units granted to Mr. Dallas that are subject to acquisition within 60 days.
(i)	Consists of 1,894 shares underlying restricted stock units granted to Mr. Ferguson that are subject to acquisition within 60 days.
(j)	Consists of (1) 56,038 shares held by Mr. Gilligan, and (2) 178,913 shares underlying options granted to Mr. Gilligan that are exercisable within 60 days.
(k)	Consists of 827 shares underlying options granted to Ms. Jackson that are exercisable within 60 days.
(l)	Consists of (1) 1,626 shares held by Mr. Kinney and (2) 15,435 shares underlying options granted to Mr. Kinney that are exercisable until March 10, 2016.
(m)	Consists of (1) 6,747 shares held by Mr. Linton and (2) 1,894 shares underlying restricted stock units granted to Mr. Linton that are subject to acquisition within 60 days.
(n)	Consists of (1) 5,229 shares held by Dr. Lomax, including 1,727 deferred stock units, and (2) 1,894 shares underlying restricted stock units granted to Dr. Lomax that are subject to acquisition within 60 days.
(o)	Consists of (1) 8,312 shares held by Ms. Miller and (2) 1,894 shares underlying restricted stock units granted to Ms. Miller that are subject to acquisition within 60 days.
(p)	Consists of (1) 18,570 shares held by Mr. Polacek, and (2) 64,299 shares underlying options granted to Mr. Polacek that are exercisable within 60 days.
(q)	Consists of 1,650 shares underlying restricted stock units granted to Mr. Ramstad that are subject to acquisition within 60 days.
(r)	Consists of (1) 138,692 shares beneficially held by the Stephen G. Shank Revocable Trust, of which Mr. Shank is a trustee, including 1,727 deferred stock units; (2) 73,900 shares beneficially held by the Stephen G. Shank September 2013 7-Year Grantor Retained Annuity Trust, the trustee of which is Mary Shank Retzlaff, the reporting person’s daughter; (3) 73,900 shares beneficially held by the Judith F. Shank September 2013 7-Year Grantor Retained Annuity Trust, the trustee of which is Susan Shank, the reporting person’s daughter; (4) 16,850 shares beneficially held by the Shank Family 2013 Generation Skipping Trust, the trustees of which are J.P Morgan Trust Company and Susan F. Shank, the reporting person’s daughter; (5) 32,635 shares beneficially held by the Shank Family Foundation, of which Mr. Shank is a director; (6) 15,070 shares beneficially held by the Judith F. Shank Revocable Trust, of which Mr. Shank is a trustee; and (7) 1,894 shares underlying restricted stock units granted to Mr. Shank that are subject to acquisition within 60 days. As a result, Mr. Shank has shared voting and shared dispositive power over 186,397 shares, shared dispositive power over 164,650 shares and sole voting and dispositive power as to 1,894 shares.
(s)	Consists of (1) 24,142 shares held by Mr. Smith, including 1,727 deferred stock units, and (2) 1,894 shares underlying restricted stock units granted to Mr. Smith that are subject to acquisition within 60 days.
(t)	Consists of (1) 15,106 shares held by Mr. Taylor, including 1,727 deferred stock units, and (2) 1,894 shares underlying restricted stock units granted to Mr. Taylor that are subject to acquisition within 60 days.
(u)	Consists of (1) 12,222 shares controlled by Mr. Tukua as trustee of the Darrell R. Tukua Revocable Trust, and (2) 1,894 shares underlying restricted stock units controlled by Mr. Tukua as trustee of the Darrell R. Tukua Revocable Trust that are subject to acquisition within 60 days.
(v)	Includes (1) 259,474 shares underlying options granted to our directors and executive officers that are exercisable within 60 days and (2) 20,590 shares underlying restricted stock units granted to our directors and executive officers that are subject to acquisition within 60 days.

49   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

CERTAIN RELATIONSHIPS

Certain Relationships and Related Person Transactions

Related Person Transaction Approval Policy

Our Board of Directors has adopted a written related person transaction approval policy, which sets forth our company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in the company’s filings with the SEC. Our policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company (including any subsidiaries) is or will be a participant and in which a related person has a material direct or indirect interest, but exempts the following:

■	payment of compensation by our company to a related person for the related person’s service to our company as a director, officer or employee;

■	transactions available to all employees or all shareholders of our company on the same terms;

■	transactions, which when aggregated with the amount of all other transactions between our company and a related person (or any entity in which the related person has an interest), involve less than $120,000 in a fiscal year; and

■	transactions in the ordinary course of business at the same prices and on the same terms as are made available to customers of the company generally.

The Audit Committee of our Board of Directors is to approve any related person transaction subject to this policy before commencement of the related person transaction. If such a transaction is not identified until after it has commenced, it must then be brought to the Audit Committee, which will consider all options, including approval, ratification, amendment, denial, termination or, if the transaction is completed, rescission. The Audit Committee will analyze the following factors, in addition to any other factors the committee deems appropriate, in determining whether to approve or ratify a related person transaction:

■	whether the terms are fair to our company;

■	whether the transaction is material to our company;

■	the role the related person has played in arranging the related person transaction;

■	the structure of the related person transaction; and

■	the interests of all related persons in the related person transaction.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking any actions that the Audit Committee deems appropriate. The Audit Committee has delegated to its chairperson authority to approve or take any other action with respect to a related person transaction that the committee itself would be authorized to take pursuant to this policy.

Currently and during 2015, our company was a party to one transaction that was regarded as a related person transaction. Our Director, Matthew Ferguson, is the CEO of CareerBuilder. On December 7, 2015, our wholly owned subsidiary, Capella Learning Solutions, entered into an agreement with CareerBuilder to conduct a pilot program pursuant to which CareerBuilder identifies employers seeking job candidates with certain skillsets and candidates for employment who might be interested in enrolling in a non-degree learning solution that would teach those skillsets. Pursuant to the pilot program, Capella Learning Solutions designs and offers a particular learning solution to candidates and CareerBuilder will endeavor to place candidates completing the learning solution with employers. CareerBuilder receives a fee from the employers, and Capella Learning Solutions receives payments from learners who participate in the program, and both amounts are split evenly between Capella Learning Solutions and CareerBuilder. No revenue was earned under this pilot by either party in 2015. The pilot program is expected to continue until December 2016.

50   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

CERTAIN RELATIONSHIPS

While working together on the pilot program, Capella Learning Solutions and CareerBuilder decided it was in each entity’s best interest to enter into a Collaboration Agreement to define the principal terms and structure under which the parties could offer additional learning programs for various skillsets. On February 9, 2016, Capella Learning Solutions and CareerBuilder entered into the Collaboration Agreement, which sets forth the framework for non-degree learning programs to be offered in collaboration and has a three-year term. While the specific terms for each learning program to be offered under the Collaboration Agreement will be determined based on the particular skillsets, candidate base, job opportunities and targeted employers, the revenue from learners and placement fees from employers will be split equally between CareerBuilder and Capella Learning Solutions. In addition, the parties agreed to exclusivity provisions for the term of the agreement whereby generally Capella Learning Solutions will not enter into agreements with third parties involving payment of placement fees for similar programs and CareerBuilder will not work with other learning solution providers to upskill candidates for such programs. To date, no revenue has been earned under this arrangement by either party, and we currently expect that the amount of any revenue made under this agreement during fiscal 2016 by either party will be less than 2% of the total revenues of each of Capella and CareerBuilder.

Our Audit Committee reviewed and approved the pilot program and the Master Collaboration Agreement prior to their execution. In each case, the Audit Committee considered various facts about the proposed transactions, including that Mr. Ferguson did not directly participate in negotiations of these agreements. The Audit Committee also considered the fairness of the terms and benefits to Capella Learning Solutions and Capella expected from the agreements. Mr. Ferguson informed the Audit Committee that his compensation as a director and officer of CareerBuilder is not directly impacted by CareerBuilder’s revenues from these transactions; however, as an officer, director and shareholder of CareerBuilder, Mr. Ferguson has an indirect interest in the arrangements. While Mr. Ferguson is a member of our Audit Committee, he did not participate in the deliberations or approval of these transactions and will recuse himself from decisions related to CareerBuilder going forward.

Based on the consideration of these and other factors, our Audit Committee, without the participation of Mr. Ferguson, approved the proposed transactions after determining that the transactions were beneficial to Capella Learning Solutions and Capella and the terms are fair to Capella Learning Solutions and Capella.

51   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

EQUITY COMPENSATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Securityholders	867,209 (1)	$54.38	1,569,227 (2)
Equity Compensation Plans Not Approved by Securityholders	-	-	-

Total	867,209	$54.38	1,569,227

(1)	Includes 606,461 outstanding options to purchase shares of our common stock under the Capella Education Company 2005 Stock Incentive Plan and the Capella Education Company 2014 Equity Incentive Plan and 156,776 outstanding RSUs that will be settled with shares of our common stock under the Capella Education Company 2005 Stock Incentive Plan and the 2014 Equity Incentive Plan and 103,972 outstanding MSUs that will be settled with shares of our common stock according to the J. Kevin Gilligan Strategic Transformation Incentive Award.
(2)	Includes 1,119,227 shares available for future issuances under the Capella Education Company 2014 Equity Incentive Plan and 450,000 shares reserved for future issuance under an employee stock purchase plan that we may implement in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our company’s directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish our company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to our company and written representations from our company’s directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 2015.

52   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

ADDITIONAL INFORMATION

Additional Information

Our 2015 Annual Report and our Annual Report on Form 10-K for fiscal year 2015, including financial statements, are being delivered with this proxy statement and are available on the Internet as indicated in the Notice. Shareholders whose shares are held in a brokerage, bank or similar account will receive a Notice Regarding the Availability of Proxy Materials from the organization holding the account. The Notice contains instructions on how to access our proxy materials on the Internet and how to request a paper or e-mail copy of our proxy materials, including our 2015 Annual Report and Annual Report on Form 10-K.

As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our Board of Directors, in accordance with their best judgment, will vote the shares represented by these proxies.

Shareholders who wish to obtain an additional copy of our Annual Report on Form 10-K, to be filed with the SEC for the fiscal year ended December 31, 2015, may do so without charge by writing to Investor Relations, Capella Education Company, Capella Tower, 225 South 6th Street, 9th Floor, Minneapolis, Minnesota 55402.

By Order of the Board of Directors,

Renee L. Jackson
SECRETARY

Dated: March 22, 2016

53   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

Exhibit A

CAPELLA EDUCATION COMPANY

INCENTIVE BONUS PLAN

Effective as of February 23, 2011

Amended as of February 18, 2016

1. Purpose. The purpose of the Capella Education Company Incentive Bonus Plan (the “Plan”) is to provide incentives to eligible management employees of Capella Education Company (the “Company”) and any subsidiary to produce a superior return to the shareholders of the Company and to encourage such eligible management employees to remain in the employ of the Company or any subsidiary.

2. Definitions. The terms defined in this section are used (and capitalized) elsewhere in the Plan.

“Award” means an award payable to a Participant pursuant to Section 4 hereof, which shall be evidenced by an Award agreement containing the specific terms of the Award.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning given to it in the Company’s Senior Executive Severance Plan as in effect from time to time.

“Change of Control” shall have the meaning given to it in the Company’s Senior Executive Severance Plan as in effect from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan, provided that for any Award made to the Company’s Chief Executive Officer, the Executive Committee of the Board shall serve as the Committee.

“Covered Employee” includes all Participants whose compensation in the Performance Period for which the Award is calculated is or, in the Compensation Committee’s discretion, may be subject to the compensation expense deduction limitations set forth in Section 162(m) of the Code.

“Disability” means, unless otherwise specified in a Participant’s Award, any physical or mental incapacitation whereby a Participant is unable for a period of twelve consecutive months or for an aggregate of twelve months in any twenty-four consecutive month period to perform his or her duties for the Company or any subsidiary.

“Eligible Employee” means an individual who is regular status, works a minimum of half time (average of 40 hours per two-week pay period) and is considered a management level employee (functional leader or above) of the Company or a subsidiary thereof.

“Learner Satisfaction” refers to the specific determination of learner satisfaction as measured by a learner satisfaction survey conducted by the Company.

“Participant” means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

“Performance-Based Compensation” means an Award to a Covered Employee that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

“Performance Period” means the Company’s fiscal year or such other period as determined by the Committee.

“Retirement” means, unless otherwise specified in a Participant’s Award, retirement at or after age 65 or at or after age 55 with 7 years of employment, under circumstances not involving termination of the Participant’s employment by the Company for Cause.

A-1   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

3.   Administration.

3.1   Authority of Committee. The Committee shall administer this Plan. The Committee shall have exclusive power, subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee shall have the authority to interpret this Plan and any Award made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, subject to the provisions of this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.

3.2   Delegation. The Committee may delegate to the Chief Executive Officer and the Vice President of Human Resources the authority, with respect to Eligible Employees who are not executive officers of the Company, to (i) determine which such Eligible Employees will be granted Awards under the Plan, (ii) the amount and terms of Awards under the Plan for such Participants and (iii) take all other actions of the Committee, including administration and interpretation, of such Awards. Awards granted pursuant to such delegated authority shall be made consistent with the criteria established by the Committee and shall be subject to any other restrictions placed on the delegation by the Committee.

3.3   Indemnification. To the full extent permitted by law, (i) no member or former member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members or former members of the Committee shall be entitled to indemnification by the Company against and from any loss incurred by such members by reason of any such actions and determinations.

4.   Awards.

4.1   Eligibility Criteria. Within the lesser of the first ninety (90) days or the first twenty-five percent (25%) of the Performance Period, the Committee may select such Eligible Employees as it deems appropriate to participate in the Plan. Criteria that the Committee will consider when selecting Eligible Employees for participation include scope and level of responsibility, organizational impact, internal equity and external competitiveness. Awards for Eligible Employees who work less than full-time will be prorated accordingly.

4.2   Allocation of Awards. Eligible Employees selected to participate will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the Committee and consisting of one or any combination of two or more of net revenue; stock price; market share; sales; earnings per share; return on equity; costs; operating income; net income before interest, taxes, depreciation and/or amortization; net income; return on operating assets or levels of cost savings; earnings before taxes; net earnings; asset turnover; total shareholder return; pre-tax, pre-interest expense return on invested capital; return on incremental invested capital; free cash flow; cash flow from operations; customer satisfaction (i.e., learner satisfaction) or learner success, each as measured objectively. As appropriate, any such targets may be expressed in absolute amounts, on a per share basis, as a change from preceding Performance Periods; or relative to a designated peer group or index of comparable companies. In connection with establishing the performance targets applicable to any Performance Period, the Committee may adjust the performance targets on which they are based to equitably reflect, in the Committee’s judgment, the impact of (i) events during the Performance Period that are unusual in nature or infrequently occurring (including, but not limited to, acquisitions, divestitures, restructuring activities or asset write-downs), (ii) changes in applicable tax laws or accounting principles, or (iii) equity restructurings, reorganizations or other changes in corporate capitalization. Subject to applicable regulatory restrictions, such targets may also relate to one or any combination of two or more of corporate (including such direct and indirect subsidiaries of the Company as the Committee may determine or on such consolidated basis as the Committee may determine), group, unit, division, affiliate or individual performance. In addition, with respect to an Award, or portion of an Award, that is not intended to qualify as Performance-Based Compensation, performance targets may include any other measures determined by the Committee.

4.3   Maximum Amount of Awards. The maximum amount payable with respect to Awards granted to any one Covered Employee during any calendar year shall not exceed $8 million.

4.4   Adjustments. At any time during the Performance Period, the Committee may amend the targets for a Performance Period to reflect material adjustments in or changes to the Company’s policies, to reflect material Company changes such as mergers or acquisitions, and to reflect such other events having a material impact on the

A-2   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

targets, provided that no such adjustment shall be made to an Award intended to qualify as Performance-Based Compensation if the effect of such adjustment would be to Cause the Award to fail to qualify as Performance-Based Compensation. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including a Participant’s failure to perform his/her day-to-day job in a satisfactory manner after the Company has provided reasonable notice of such failure, or changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, Disability, Retirement, or termination with or without Cause) or otherwise. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.

4.5   Payment of Awards. Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance targets were attained and the Awards payable to Participants. Each Participant shall receive payment in cash of the Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4.5, provided that payment shall be made no later than two and a half months after the Performance Period.

5.   Effective Date of the Plan. The Plan was initially effective on February 23, 2011, and this amendment and restatement is effective February 18, 2016, subject to approval and ratification by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote in person or by proxy on this matter at the Company’s 2016 annual meeting of shareholders. The Plan shall remain in effect until it has been terminated pursuant to Section 10.

6.   Termination of Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of a Participant with or without Cause. In the event any Participant ceases to be an employee for any reason other than death, Disability, Retirement or termination without Cause during any Performance Period in which he/she is participating in the Plan or prior to payment of an Award for a Performance Period, he/she will not be eligible to receive any payment under an Award for such Performance Period. Participants whose employment terminates due to Disability, Retirement or termination without Cause during the Performance Period will be eligible to receive a prorated portion (based on such methodology as set forth in the Award) of any payment under the Award, if and to the extent earned, when payments are made to other Participants under the Plan. Participants whose employment terminates due to death will receive a prorated portion (based on such methodology as set forth in the Award) of their targeted Award, paid out as soon as practicable but in any event no later than when payments are made to other Participants under the Plan.

7.   Change in Control.  The Committee may provide in an Award that, in the event of a Change in Control (as defined in the Company’s Senior Executive Severance Plan or Executive Severance Plan, as applicable and as in effect from time to time), a Participant shall be entitled to receive a prorated portion (based on such methodology as set forth in the Award) of a payout under the Award on such terms as may be set forth in the Award. Payments made upon a Change in Control will be made no later than March 15th of the year following the year of the Change in Control.

9.   Tax Withholding. The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

10.   Amendment, Modification and Termination of the Plan. The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award to any Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

11.   Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. No Participant shall, by virtue of this Plan, have any interest in any specific assets of the Company or any of its direct or indirect subsidiaries.

12.   Other Benefit and Compensation Programs. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem appropriate. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular recurring compensation for purposes of the termination, indemnity or severance pay law of any state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar

A-3  CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

arrangement provided by the Company or any subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines otherwise.

13.   Governing Law.  To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota and construed accordingly.

A-4   CAPELLA EDUCATION COMPANY  |  2016 Proxy Statement

CAPELLA TOWER

225 SOUTH SIXTH STREET, 9TH FLOOR

MINNEAPOLIS, MN 55402

1.888.CAPELLA (227.3552)

WWW.CAPELLAEDUCATION.COM

COPYRIGHT © 2016 CAPELLA EDUCATION COMPANY

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 3, 2016.

CAPELLA EDUCATION COMPANY

Meeting Information

Meeting Type:            Annual Meeting

For holders as of:       March 7, 2016

Date:    May 3, 2016      Time:    9:00 AM CT

Location:    Capella Tower

                      225 South 6th Street

                      3rd Floor Business Center

                      Minneapolis, Minnesota 55402

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
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Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Directors recommends you vote FOR the following:
1.	To elect the following eleven individuals to our Board of Directors, to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified:

	Nominees:
	01)	Rita D. Brogley	07)	Jody G. Miller
	02)	H. James Dallas	08)	Stephen G. Shank
	03)	Matthew W. Ferguson	09)	David W. Smith
	04)	J. Kevin Gilligan	10)	Jeffrey W. Taylor
	05)	Michael A. Linton	11)	Darrell R. Tukua
	06)	Michael L. Lomax
The Board of Directors recommends you vote FOR the following proposals:
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.	To submit an advisory vote on the executive compensation of our Named Executive Officers (Say on Pay).
4.	To re-approve the Capella Education Company Incentive Bonus Plan, as amended.
To transact other business that may properly be brought before the meeting.

Voting Instructions

CAPELLA EDUCATION COMPANY 225 SOUTH 6TH STREET, 9TH FLOOR MINNEAPOLIS, MN 55402	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02674-P71767                         KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — –

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CAPELLA EDUCATION COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	To elect the following eleven individuals to our Board of Directors, to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified:	☐	☐	☐

Nominees:
01) Rita D. Brogley 02) H. James Dallas 03) Matthew W. Ferguson 04) J. Kevin Gilligan 05) Michael A. Linton
06) Michael L. Lomax 07) Jody G. Miller 08) Stephen G. Shank 09) David W. Smith 10) Jeffrey W. Taylor
11) Darrell R. Tukua
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.					☐	☐	☐

3.	To submit an advisory vote on the executive compensation of our Named Executive Officers (Say on Pay).					☐	☐	☐

4.	To re-approve the Capella Education Company Incentive Bonus Plan, as amended.					☐	☐	☐

To transact other business that may properly be brought before the meeting.

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E02675-P71767

CAPELLA EDUCATION COMPANY

Annual Meeting of Shareholders

May 3, 2016 9:00 AM CT

This proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The undersigned, revoking all prior proxies, appoints J. Kevin Gilligan and Renee L. Jackson, or either of them acting alone, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of Capella Education Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Capella Tower, 225 South 6th Street, 3rd Floor Business Center, Minneapolis, Minnesota 55402 on Tuesday, May 3, 2016 at 9:00 a.m. CT and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement of the Annual Meeting.

Continued and to be signed on reverse side